Filed pursuant to Rule 424(b)(3)

Registration No. 333-249478

PROSPECTUS

VISION HYDROGEN CORPORATION

Up to 12,500,000 Shares of Common Stock

$0.20 per Share

Vision Hydrogen Corporation is offering up to a maximum of up to 12,500,000 shares (“Maximum Shares Offering”) of our common stock for gross proceeds of $2,500,000 (the “Maximum Offering Amount”) before deduction of commissions and offering expenses. The common stock is being offered and sold at a fixed price of $0.20 per share. There is no minimum offering amount required as a condition to closing in this offering, and as a result, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than the total Maximum Offering Amount. This offering will terminate on December 31, 2020 (which we may extend to January 31, 2021 in our sole discretion), unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. Any and all funds for securities purchased in the offering will be transmitted directly to us for our immediate use for repayment of outstanding debt and working capital for corporate activities.

Our common stock is quoted on the OTCQB under the symbol “HCCCD”, and will change to “VIHD” effective November 2, 2020. On October 20, 2020, the last reported sale price for our common stock on the OTCQB was $3.00 per share.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly the public with no commission or other remuneration payable to them for any shares that are sold by them. Our officers and directors will sell the shares and intend to offer them to friends, family members, and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our officers, directors, control persons and affiliates may purchase shares in this offering.

In addition, we qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 and, as such, are allowed to provide in this Prospectus more limited disclosures than an issuer that would not so qualify. Furthermore, for so long as we remain an emerging growth company, we will qualify for certain limited exceptions from investor protection laws such as the Sarbanes Oxley Act of 2002 and the Investor Protection and Securities Reform Act of 2010. Please read “Risk Factors” and “Prospectus Summary—Emerging Growth Company Status.”

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this Prospectus under “Risk Factors” beginning on page 4 of this Prospectus.

You should rely only on the information contained in this Prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated October 23, 2020

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect the current view about future events. When used in this Prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this Prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; our plans to develop hydrogen energy production projects; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; and other factors (including the risks contained in the section of this Prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful, and we are not making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained throughout this Prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere in this Prospectus. This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire Prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this Prospectus under “Risk Factors” beginning on page 4 of this Prospectus and our financial statements and the accompanying notes beginning on page F-1 of this Prospectus. Except where the context otherwise requires, the terms, “we,” “us,” “our,” “Vision Hydrogen” or “the Company,” refer to the business of Vision Hydrogen Corporation, a Nevada corporation.

Overview

The 2020 year has been challenging for us. Originally, we set out to provide hydrogen energy systems for residential users. The original business plan, established in April 2016, focused on developing the market for residential off grid hydrogen energy systems while simultaneously acquiring companies that possessed technicians who could be trained in the design and deployment of these hydrogen energy systems.

In February 2020, we decided to adopt another approach in market development, which was to pursue the one market that was establishing momentum, hydrogen production on a plant size scale. Hydrogen production that can be transported for vehicles. In order to achieve our new strategic business model, we decided to sell both our subsidiaries because they were not producing enough profit and were not a strategic fit with our goal of developing the market for hydrogen energy systems. Further, the hydrogen energy market for residential users was not developing at all based on cost inefficiencies, and debt levels were beginning to impact us adversely.

Beginning in March 2020, the following steps were undertaken to implement the business transition plan:

●	March 2020 - Commenced discussions with investor regarding financing options for our company and strategic acquisitions.
●	April 21, 2020 - Concluded the disposition of the PVBJ subsidiary
●	May 2020 - Commenced discussions and diligence for an investment in a hydrogen production project in the Netherlands, known as Volt H2
●	May 18, 2020 - Concluded the disposition of The Pride Group subsidiary
●	July 2020 - Concluded 2nd and 3rd tranches of debt financing with proceeds earmarked for an investment in Volt H2.
●	August 12, 2020 - Concluded acquisition of an equity interest in Volt H2
●	October 6, 2020 – Changed the company name to Vision Hydrogen Corporation and effected a twenty-for-one reverse stock split of our outstanding common stock

With the initial investment into the hydrogen production market via Volt H2, the first step in transitioning our hydrogen business focus has been completed. We now will continue to operate the business in a manner that is aligned with our primary hydrogen business strategy.

Recent Transactions

Sale of PVBJ

On April 21, 2020, we sold PVBJ back to PVBJ pursuant to the terms as follows: (a) Benis Holdings applied the $221,800 earn-out liability as consideration towards the purchase of PVBJ; (b) Paul Benis applied the remaining salary due to him, as prorated from the closing date to the expiration date of his employment agreement (January 31, 2021), to the purchase of PVBJ by Benis Holdings as additional consideration thereof, and as a result, we have no further salary obligation to Paul Benis, who resigned as our executive officer; and (c) as additional consideration for the purchase of PVBJ by Benis Holdings, PVBJ assumed responsibility for the line of credit agreement with Thermo.

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Sale of Pride

On May 18, 2020, we executed the Agreement with Turquino providing for our sale of 100% of Pride’s outstanding stock Pride to Turquino in return for Turquino’s assumption of the $550,000 of Notes and the debt obligations and accrued interest related thereto. In conjunction therewith, Hidalgo and Doyle assigned the notes to Turquino, at which time Turquino became responsible for the debt obligations under the Notes and we had no further note obligations to Hidalgo or Doyle, and we reduced our debt by approximately $600,000, or 65% of the corporate debt obligations. We obtained a valuation of the fair market value of Pride from an independent third party, which valued Pride at $425,000. The Agreement provided that the parties mutually release one another and discharge and release the other party (and their respective current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest), from any and all claims, demands, obligations, or causes of action.

Volt Investment

On August 12, 2020, pursuant to a Seed Capital Subscription Agreement, we made an equity investment into VoltH2 Holdings AG (“VoltH2”), a Swiss corporation developing scalable green hydrogen production projects primarily in Europe. VoltH2 is currently developing a 25MW green hydrogen production site near Vlissingen, Netherlands. The investment was for a total purchase price $175,000, and we received a 17.5% equity interest in VoltH2.

Name and Symbol Change and Reverse Stock Split

We filed a certificate of amendment with the Nevada Secretary of State, which as of effective October 6, 2020, changed our name from H/Cell Energy Corporation to Vision Hydrogen Corporation. In addition, pursuant to that amendment, we effectuated a twenty-for-one reverse stock split of our issued and outstanding common stock. We believe that the name change better represents our vision for the company and communicates our commitment to hydrogen energy. As well, starting October 6, 2020, our stock symbol changed from “HCCC” to “HCCCD” to reflect the reverse stock split, and will change to “VIHD” effective November 2, 2020. All share and per share amounts in this prospectus reflect the reverse stock split.

Technology Overview

There are great benefits to hydrogen energy. The use of hydrogen as a fuel produces no carbon dioxide or other greenhouse gases. Unlike fossil fuels, the sole emission from hydrogen fuel is chemically pure water. Hydrogen can be extracted from water using renewable energy from the sun and unlike batteries, hydrogen energy can be stored indefinitely. There is no drilling, fracking or mining required to produce hydrogen energy. We believe it is safe and efficient, and the cleanest energy source on the planet.

Hydrogen can be produced from a large number of primary energy sources and by various technical processes. Electrolysis is the cleanest option for hydrogen production from renewable resources. Electrolysis is the process of using electricity to split water into hydrogen and oxygen. Electrolysis occurs through the use of an electrolyzer, which can range in size from a small unit suited for low end hydrogen production to large-scale units for central production facilities that could be tied directly to renewable or other non-greenhouse, gas emitting forms of electricity production.

Developments in electrolyzer technology have allowed for a reduction in research and development requirements with a stable network of suppliers for turn-key equipment solutions. The key inputs to hydrogen production are water and electricity supply, as such, proximity to both is essential. Electrolyzers, and the various ancillary components can be purchased from various suppliers as pre-built packages. They will be assembled at our sites with the assistance of the suppliers, but will not require in-house technical knowledge for the assembly.

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The Offering

Amount of this Offering	Up to 12,500,000 shares of common stock we may sell.

Maximum Offering Amount	$2,500,000. There is no minimum offering amount required as a condition to closing this offering and as a result the actual amount raised in this offering may be significantly less than the Maximum Offering Amount.

Common Stock Outstanding Before the Offering	397,578 shares, as of October 20, 2020.

Common Stock to be Outstanding After the Offering	12,987,578 shares if the Maximum Offering Amount is sold.

Use of proceeds	We expect to use the net proceeds received from this offering for repayment of an outstanding loan to an affiliate and for general working capital purposes. See “Use of Proceeds”.

Subscription Procedures	Investors interested in subscribing for the common stock in this offering must complete and deliver to the Company a completed subscription agreement to the address provided in the subscription agreement. Within one business day of receipt of the subscription agreement, the Company will inform the investor that it has accepted the subscription and within three business days of the Company’s notification of this acceptance, the investor should deliver the purchase price in the amount of $0.20 per share of common stock being purchased by wire transfer in immediately available funds using the wire transfer instructions provided in the subscription agreement. Promptly following the receipt of subscription proceeds from the investor, the Company will deliver to the investor the common stock purchased by such investor. All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. As a result, upon execution of the subscription agreement by the subscriber and acceptance by the Company, such subscription is irrevocable.

Symbol on the OTCQB Market	“HCCCD”, which will change to “VIHD” effective November 2, 2020.

Risk factors	You should carefully consider the information set forth in this Prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this Prospectus before deciding whether or not to invest in our common stock.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

We will cease to be an “emerging growth company” upon the earliest of:

●	when we have $1.07 billion or more in annual revenues;

●	when we have at least $700 million in market value of our common units held by non-affiliates;

●	when we issue more than $1.0 billion of non-convertible debt over a three-year period; or

●	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Company and Our Business

We have a short operating history and have generated minimal revenue to date. This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

We were incorporated in August 2015, have been operating for less than five years, and have recently sold off our operating subsidiaries as we look to pivot our business plan. As a result, we have a very limited operating history for you to evaluate in assessing our future prospects. We are subject to all risks inherent in a developing business enterprise. Our likelihood of continued success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the services industry and the competitive and regulatory environment in which we operate. As a new industry, there are few established companies whose business models we can follow. Similarly, there is little information about comparable companies for potential investors to review in making a decision about whether to invest in the Company.

Potential investors should consider, among other factors, our prospects for success in light of the risks and uncertainties generally encountered by companies that, like us, are in their early stages. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

If hydrogen energy technology is not suitable for widespread adoption at economically attractive rates of return or if sufficient additional demand for hydrogen energy systems does not develop or takes longer to develop than we anticipate, we may not achieve significant net sales and we may be unable to obtain or sustain profitability.

In comparison to fossil fuel-based electricity generation, the hydrogen energy market is at an early stage of development. If hydrogen technology proves unsuitable for widespread adoption at economically attractive rates of return or if additional demand for hydrogen energy systems fails to develop sufficiently or takes longer to develop than we anticipate, we may be unable to grow our business or generate sufficient net sales to obtain profitability. In addition, demand for hydrogen energy systems in our targeted markets may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of hydrogen energy technology and demand for hydrogen energy systems, including the following:

●	cost-effectiveness of the electricity generated by hydrogen energy systems compared to conventional energy sources, such as natural gas and coal (which fuel sources may be subject to significant price fluctuations from time to time), and other non-solar renewable energy sources, such as solar or wind;

●	performance, reliability, and availability of energy generated by hydrogen energy systems compared to conventional and other renewable energy sources and products, particularly conventional energy generation capable of providing 24-hour, non-intermittent baseload power;

●	success of other renewable energy generation technologies, such as solar, hydroelectric, tidal, wind, geothermal, and biomass;

●	fluctuations in economic and market conditions that affect the price of, and demand for, conventional and non-solar renewable energy sources, such as increases or decreases in the prices of natural gas, coal, oil, and other fossil fuels;

●	fluctuations in capital expenditures by end-users of renewable energy systems, which tend to decrease when the economy slows and when interest rates increase; and

●	availability, substance, and magnitude of support programs including government targets, subsidies, incentives, and renewable portfolio standards to accelerate the development of the hydrogen energy industry.

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We have no experience manufacturing hydrogen fuel on a commercial basis.

To date, we have no experience manufacturing hydrogen fuel on a commercial basis and our experience has been limited to developing systems for residential hydrogen energy purposes. We cannot be sure that we will be able to develop efficient, low-cost, high-volume automated processes that will enable us to meet our development goals. Once operational, we cannot be sure that we will be able to achieve any planned increases in production capacity or that unforeseen problems relating to our manufacturing processes will not occur. Even if we are successful in developing high-volume automated processes and achieving planned increases in production capacity, we cannot be sure that we will do so in time to meet our product commercialization schedule or to satisfy customer demand. If our business does not grow as quickly as anticipated, our planned manufacturing facilities would, in part, represent excess capacity for which we may not recover the cost, in which case our revenues may be inadequate to support our committed costs and planned growth, and our gross margins and business strategy would be adversely affected. Any of these factors could have a material adverse effect on our business, results of operations and financial performance.

We may be unable to successfully identify, execute or effectively integrate acquisitions, or effectively disentangle divested businesses.

Our ability to generate revenue, earnings, and cash flow at anticipated rates depends in large part on our ability to identify, successfully acquire and integrate businesses and assets at appropriate prices, and realize expected growth, synergies, and operating efficiencies. We may not be able to complete transactions on favorable terms, on a timely basis or at all. In addition, our results of operations and cash flows may be adversely impacted by the failure of acquired businesses or assets to meet expected returns, the failure to integrate acquired businesses, and the discovery of unanticipated liabilities or other problems in acquired businesses or assets for which we lack adequate contractual protections or insurance. In addition, we may incur asset impairment charges related to acquisitions that do not meet expectations.

We continually assess the strategic fit of our existing businesses and may divest businesses that are deemed not to fit with our strategic plan or are not achieving the desired return on investment. For example, earlier this year, we decided to sell both our subsidiaries because they were not producing enough profit and were not a strategic fit with our goal of developing the market for hydrogen energy systems. These transactions pose risks and challenges that could negatively impact our business and financial statements. For example, when we decide to sell or otherwise dispose of a business or assets, we may be unable to do so on satisfactory terms within our anticipated time frame or at all. In addition, divestitures or other dispositions may dilute our earnings per share, have other adverse financial and accounting impacts, distract management, and give rise to disputes with buyers. In addition, we have agreed, and may in the future agree, to indemnify buyers against known and unknown contingent liabilities. Our financial results could be impacted adversely by claims under these indemnities.

Delays in or not completing our product development goals may adversely affect our revenue and profitability.

If we experience delays in meeting our development goals, our products exhibit technical defects, or if we are unable to meet cost or performance goals, including power output, useful life and reliability, the profitable commercialization of our products will be delayed. In this event, potential purchasers of our products may choose alternative technologies and any delays could allow potential competitors to gain market advantages. We cannot assure that we will successfully meet our commercialization schedule in the future, or at all.

We currently do not have any commercially viable products or services at this time, and we do not know when or whether we will successfully complete research and development of a commercially viable product, which is critical to our future. If we are unable to develop commercially viable products, we will not be able to generate sufficient revenue to become profitable. The commercialization of our products requires achievement and verification of their overall reliability, efficiency and safety targets, and we cannot assure you that we will be able to develop, acquire or license the technology necessary to achieve these targets. We must undertake research and development in order to manufacture commercially viable products in commercial quantities.

We may not be able to sell our products on a commercially viable basis on the timetable we anticipate, or at all.

We cannot guarantee that we will be able to develop commercially viable hydrogen fuel production on a plant-size scale on the timetable we anticipate, or at all. We will need to acquire production facilities, develop and install the systems to produce and store hydrogen gas, and develop delivery systems on a commercial volume. It also depends upon our ability to reduce the costs of our products and services, since they are currently more expensive than products based on existing technologies, such as internal combustion engines and batteries. We may not be able to sufficiently reduce the cost of these products without reducing their performance, reliability and durability, which would adversely affect the willingness of consumers to buy our products. We cannot guarantee that we will be able to internally develop the facilities and systems to sell hydrogen fuel on a commercially viable basis.

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A mass market for our products may never develop or may take longer to develop than we anticipate.

Hydrogen fuel production represents an emerging market, and we do not know whether there will be a sufficient number of end-users that will want to use it in commercial volumes. In such emerging markets, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. The development of a mass market for hydrogen fuel production may be affected by many factors, some of which are beyond our control, including the emergence of newer, more competitive technologies and products, the cost of fuels used by our customers, regulatory requirements, consumer perceptions of the safety of our products and related fuels, and end-user reluctance to buy a new product.

If a mass market fails to develop, or develops more slowly than we anticipate, we may never achieve profitability. In addition, we cannot guarantee that we will continue to develop, manufacture or market our products if sales levels do not support the continuation of the product.

The hydrogen energy industry competes with both conventional power industries and other renewable power industries.

The hydrogen energy industry faces intense competition from companies in the energy industry, such as nuclear, natural gas and fossil fuels as well as other renewable energy providers, including solar, biomass and wind. Other energy sources may benefit from innovations that reduce costs, increase safety or otherwise improve their competitiveness. New natural resources may be discovered, or global economic, business or political developments may disproportionately benefit conventional energy sources. Governments may support certain renewable energy sources and not support hydrogen energy. If we cannot compete with the providers of other energy sources, it may materially and adversely affect our business, results of operations and financial condition.

To execute our overall business strategy, we will likely require additional working capital, which may not be available on terms favorable to us or at all. If additional capital is not available or is available at unattractive terms, we may be forced to delay, reduce the scope of or eliminate our operations.

We have an ambitious business plan for strong growth of our business, which will likely require us to raise additional financing to supplement our cash flows from operations to fully execute. We intend to use proceeds from our recent private placement to implement our business strategy. We believe that since we are now a public company, we will have a greater potential ability to issue stock in lieu of cash, including for acquisitions and employee retention.

We expect that we will require additional financing to execute our business strategy. To the extent we raise additional capital through the sale of equity securities, the issuance of those securities could result in dilution to our shareholders. In addition, if we obtain debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. If adequate funds are not available, we may be required to reduce our marketing and sales efforts or reduce or curtail our operations.

There can be no assurance that if we were to need additional funds to meet obligations we have incurred, or may incur in the future, that additional financing arrangements would be available in amounts or on terms acceptable to us, if at all. Furthermore, if adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of the implementation of our business strategy.

We face strong competition from other energy companies, including traditional and renewable providers.

The energy provider business is competitive. Our competitors range in size from small companies to large multinational corporations. Our main competitors vary by region and energy services offered. We compete against other renewable energy providers that offer solar and wind, as well as traditional electricity providers. Almost all of our competitors have greater financial and other resources than we do and may be able to grow more quickly or better respond to changing business and economic conditions. Many of our competitors also have greater access to capital and we may not be able to compete successfully with them.

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The industry in which we operate has relatively low barriers to entry and increased competition could result in margin erosion, which would make profitability even more difficult to sustain.

Other than the technical skills required in our business, the barriers to entry in our business are relatively low. We do not have any intellectual property rights to protect our business methods and business start-up costs do not pose a significant barrier to entry. The success of our business is dependent on our employees, customer relations and the successful performance of our services. If we face increased competition as a result of new entrants in our markets, we could experience reduced operating margins and loss of market share and brand recognition.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focuses primarily on one area of the renewable energy space, the hydrogen energy sector. Larger companies have the ability to manage their risk by diversification. However, we currently lack diversification, specifically in terms of the nature of our business. As a result, we will likely be impacted more acutely by factors affecting our industry and sector in which we operate, than we would if our business were more diversified, enhancing our risk profile.

If we fail to successfully introduce new products or services, we may lose market position.

New products, product improvements, line extensions or new services will be an important factor in our sales growth. If we fail to identify emerging technological trends, to maintain and improve the competitiveness of our existing products and services or to successfully introduce new products or services on a timely basis, we may lose market position.

We are subject to operating and litigation risks that may not be covered by insurance.

Our business operations are subject to all of the operating hazards and risks normally incidental to the implementation of systems involving combustible products, such as liquefied petroleum gases, propane, natural gas and hydrogen gas, and the generation of electricity. Accidents involving our hydrogen energy systems, including leaks, ruptures, fires, explosions, sabotage and mechanical problems, could result in substantial losses due to personal injury and/or loss of life, and severe damage to and destruction of property and equipment arising from explosions and other catastrophic events. If such accidents were to occur, we could face lawsuits from our clients alleging that we were responsible for such accidents. There can be no assurance that our insurance will be adequate to protect us from all material expenses related to future claims or that such levels of insurance will be available in the future at economical prices.

The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, or the failure to renew such subsidies and incentives could reduce demand for our products, lead to a reduction in our revenues and adversely impact our operating results and liquidity.

We believe that the near-term growth of alternative energy technologies, including hydrogen energy, is affected by the availability and size of government and economic incentives. Many of these government incentives expire, phase out over time, may exhaust the allocated funding, or require renewal by the applicable authority. In addition, these incentive programs could be reduced or discontinued for other reasons. The reduction, elimination, or expiration of an investment tax credit or other government subsidies and economic incentives, or the failure to renew such tax credit, governmental subsidies, or economic incentives, may result in the diminished economic competitiveness of our planned products to our customers and could materially and adversely affect the growth of alternative energy technologies, including our planned products, as well as our future operating results and liquidity.

Our business may become subject to increased government regulation.

Our planned products are expected to be subject to certain federal, local, and non-U.S. laws and regulations, including, for example, state and local ordinances relating to building codes, public safety, electrical and gas pipeline connections, hydrogen transportation and siting and related matters. See “Business— Government Regulations; Regulatory Matters” for additional information. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Further, as products are introduced into the market commercially, governments may impose new regulations. We do not know the extent to which any such regulations may impact our ability to manufacture, distribute, install and service our products. Any regulation of our products, whether at the federal, state, local or foreign level, including any regulations relating to the production, operation, installation, and servicing of our products may increase our costs and the price of our products, and noncompliance with applicable laws and regulations could subject us to investigations, sanctions, enforcement actions, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, our business, operating results, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.

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For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the Jumpstart Our Business Startups Act, or the JOBS Act, was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold unit holder advisory votes on executive compensation.

Risks Related to Our Common Stock

Our officers, directors and principal shareholders will own a controlling interest in our voting stock and investors will not have any voice in our management.

As of October 20, 2020, our officers, directors and principal shareholders, in the aggregate, beneficially own or control the votes of approximately 81.81% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

●	election of our board of directors;
●	removal of any of our directors;
●	amendment of our articles of incorporation or bylaws; and
●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors, executive officers and principal shareholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors, executive officers or principal shareholders, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

We may raise capital through the sale of our securities in either private placements or a public offering, which offerings would dilute the ownership of investors in this private offering.

If our operations require additional capital in the future, we may sell additional share of our common stock and/or securities convertible into or exchangeable or exercisable for shares of our common stock. Such offerings may be in private placements or a public offering. If we conduct such additional offerings, an investor would experience dilution of his ownership of the Company.

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You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 100,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock. In addition, we have reserved 125,000 shares of common stock for issuance under our 2016 stock option incentive plan, of which 27,325 have been exercised. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will likely need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) that could be below the price an investor paid for stock.

There has been a limited trading market for our common stock and limited market activity to date.

Currently, our common stock is available for quotation on the OTCQB Market under the symbol “HCCCD”, which will change to “VIHD” effective November 2, 2020. However, our stock only became eligible for quotation in November 2017 and prior to February 2017, there was no trading activity in our common stock and there has been limited trading activity to date. It is anticipated that there will remain a limited trading market for the common stock on the OTCQB. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

Our common stock is not actively traded, and the bid and asked prices for our common stock on the OTCQB Market may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

Our common stock is not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Our common stock is currently traded, but with very low if any, volume, based on quotations on the OTCQB Market, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. During the year ended December 31, 2019, there was an average of approximately 1,694 shares traded per trading day, with no trading on 170 of 252 trading days. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Shareholders should be aware that, according to Commission Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

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We have implemented a reverse stock split, which will likely reduce our trading volume and may result in a decrease in our market capitalization.

Effective October 6, 2020, we implemented a one-for-twenty reverse stock split. This reverse stock split was implemented to increase the per share market price of our common stock to make it more attractive to potential investors.

We cannot guarantee that the price increase of our common stock price resulting from the reverse split will:

●	be proportionate to the reverse split ratio;

●	last in the marketplace for any length of time;

●	maintain the total market capitalization of our common stock outstanding before the reverse split; or

●	be sufficient to facilitate raising capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships or acquisitions of other companies;

●	quarterly variations in our revenues and operating expenses;

●	changes in the valuation of similarly situated companies, both in our industry and in other industries;

●	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

●	changes in the accounting methods used in or otherwise affecting our industry;

●	additions and departures of key personnel;

●	announcements of technological innovations or new technologies or services available to the renewable energy industry;

●	fluctuations in interest rates and the availability of capital in the capital markets; and

●	significant sales of our common stock.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our articles of incorporation give our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create a series of preferred stock, we may issue such shares in the future.

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Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any lockup periods or the statutory holding period under Rule 144, or issued upon the conversion of preferred stock, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Management has identified a material weakness in the design and effectiveness of our internal controls, which, if not remediated could affect the accuracy and timeliness of our financial reporting and result in misstatements in our financial statements.

In connection with the preparation of our annual report on Form 10-K for the fiscal year ended December 31, 2019, an evaluation was carried out by management, with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) as of December 31, 2019. Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified, and that such information is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

During evaluation of disclosure controls and procedures as of December 31, 2019 conducted as part of our annual audit and preparation of our annual financial statements, management conducted an evaluation of the effectiveness of the design and operations of our disclosure controls and procedures and concluded that our disclosure controls and procedures were not effective. Management determined that at December 31, 2019, we had a material weakness that relates to the relatively small number of staff who have bookkeeping and accounting functions. In addition, we lacked sufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of U.S. GAAP and SEC disclosure requirements. This limited number of staff prevents us from segregating duties within our internal control system.

This material weakness could result in a misstatement to the accounts and disclosures that would result in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected. If we do not remediate the material weakness or if other material weaknesses are identified in the future, we may be unable to report our financial results accurately or to report them on a timely basis, which could result in the loss of investor confidence and have a material adverse effect on our stock price as well as our ability to access capital and lending markets.

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities will be limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering to repay an outstanding loan to an affiliate and for working capital and general corporate purposes. Other than approximately $584,000 to repay the outstanding loan and accrued interest as of October 1, 2020, we have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

There is no minimum offering amount that must be raised and as a result we may raise significantly less than the Maximum Offering Amount.

There is no minimum offering amount that must be raised and as result we may close on significantly less than the Maximum Offering Amount. In the event that we close on less than the Maximum Offering Amount, we may not have sufficient capital to execute on our business strategy the way we have intended. Our ability to obtain additional financing thereafter may have a materially adverse effect on our ability to execute its overall plan and your investment may be lost. All investor funds for subscriptions are being transmitted directly to the Company for the Company’s immediate use.

Additional stock offerings in the future may dilute your percentage ownership of our company.

Given our plans and expectations that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

You will experience immediate and substantial dilution as a result of this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 12,500,000 shares offered in this offering at an assumed public offering price of $0.20 per share and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $0.03 per share in the case of the Maximum Shares Offering.

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USE OF PROCEEDS

After deducting the estimated offering expenses that are payable by us, we estimate that the net proceeds from the sale of the common stock offered pursuant to this prospectus will be $2.4 million if the Maximum Offering Amount is sold.

We currently intend to use the net proceeds from this offering to repay an outstanding loan to an affiliate and for working capital and general corporate purposes. On June 19, 2020, we entered into a promissory note, or the Promissory Note, with Judd Brammah, one of our directors, for a principal amount up to $230,332 bearing interest with interest at 6% per annum. The entire principal and interest upon the Promissory Note are due on June 19, 2021. As of October 1, 2020, we owed an aggregate of $583,825 under the Promissory Note, including $579,953 of principal and $3,872 of accrued interest.

Other than repayment of the Promissory Note, we have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

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MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

Our common stock has been available for quotation on the OTCQB Markets under the symbol “HCCCD” since October 6, 2020. Previously, our common stock was available for quotation on the OTCQB Markets under the symbol “HCCC”.

The following table shows the reported high and low prices per share for our common stock based on information provided by the OTC Markets Group, Inc. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock Price (1)
Financial Quarter Ended	High ($)	Low ($)

September 30, 2020	6.60	2.20
June 30, 2020	10.00	3.22
March 31, 2020	16.90	3.22
December 31, 2019	15.00	5.00
September 30, 2019	32.00	8.00
June 30, 2019	20.00	13.60
March 31, 2019	23.00	11.22
December 31, 2018	25.00	10.21
September 30, 2018	39.00	20.00
June 30, 2018	65.00	46.00
March 31, 2018	62.00	50.00

(1) All prices reflect a 1-for-20 reverse split of its issued and outstanding common stock effective October 6, 2020.

Holders

On October 20, 2020, there were 47 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust or by other entities.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

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CAPITALIZATION

The following table sets forth our capitalization, as of June 30, 2020:

●	on an actual basis; and

●	on a pro forma basis to give effect to the sale of the shares in this offering at the assumed public offering price of $0.20 per share, after deducting estimated offering expenses payable by us.

You should consider this table in conjunction with our financial statements and the notes to those financial statements included elsewhere in this prospectus.

	June 30, 2020
		(Pro forma)
	(Actual)	Maximum
Preferred Stock, $.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding	$-	$-

Common stock; $0.0001 par value; 25,000,000 shares authorized, 397,576 shares issued and outstanding actual and 12,897,577 maximum shares issued and outstanding pro forma	39	289

Additional paid-in capital	3,059,091	3,060,096
Accumulated deficit	(3,308,835)	(3,308,835)
Total stockholder’s equity	$248,950	248,950

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DILUTION

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of June 30, 2020 was $(252,023) or approximately $(0.63) per share of common stock, based upon 397,577 shares outstanding as of June 30, 2020.

If the maximum amount is raised, after giving effect to the sale of the shares in this offering at the assumed public offering price of $0.20 per share and after deducting estimated offering expenses payable by us, our pro forma net tangible book value at June 30, 2020 would have been $2,188,977 or approximately $0.17 per share. This represents an immediate increase in pro forma net tangible book value of approximately $0.80 per share to our existing stockholders, and an immediate dilution of $0.03 per share to investors purchasing securities in this offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering if the maximum number of shares are sold:

Assumed public offering price per share		$0.20
Net tangible book value per share as of June 30, 2020	$(0.63)
Increase in net tangible book value per share attributable to this offering	$0.80
Pro forma net tangible book value per share after this offering		$0.17
Amount of dilution in net tangible book value per share to new investors in this offering		$0.03

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DETERMINATION OF OFFERING PRICE

Our common stock is currently traded on OTCQB marketplace under the symbol “HCCCD”, and will change to “VIHD” effective November 2, 2020. On October 20, 2020, the closing price of our common stock was $3.00 per share.

There is a material disparity between the actual offering price of the shares being offered under this prospectus and the market price of the common stock at the date of this prospectus. We believe that the market price of our common stock at the date of this prospectus is not the appropriate offering price for the shares of our common stock because the market price is affected by a number of factors. The public offering price of the shares offered by this prospectus was determined by careful consideration of our management and our Board of Directors. The principal factors considered by us in determining the public offering price included:

●	An analysis of the trading history of our common stock on the OTCQB marketplace;
●	the recognition that the current market price of our common stock on the OTCQB marketplace may not be fully indicative of its true value due to the limited public float of our common stock;
●	the common stock’s limited historical trading volume;
●	the limited liquidity of securities trading on the OTCQB, as compared to securities trading on a national securities exchange;
●	the information set forth or incorporated by reference in this prospectus;
●	our past and present financial performance and an assessment of our management;
●	our prospects for future earnings and the present state of our operating business;
●	the general condition of the securities markets at the time of this offering; and
●	other factors deemed relevant by us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;

●	contain projections of our future results of operations or of our financial condition; and

●	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this Prospectus. See “Risk Factors.”

Business Overview

The 2020 year has been challenging for us. Originally, we set out to provide hydrogen energy systems for residential users. The original business plan, established in April 2016, focused on developing the market for residential off grid hydrogen energy systems while simultaneously acquiring companies that possessed technicians who could be trained in the design and deployment of these hydrogen energy systems.

In February 2020, we decided to adopt another approach in market development, which was to pursue the one market that was establishing momentum, hydrogen production on a plant size scale. Hydrogen production that can be transported for vehicles. In order to achieve our new strategic business model, we decided to sell both our subsidiaries because they were not producing enough profit and were not a strategic fit with our goal of developing the market for hydrogen energy systems. Further, the hydrogen energy market for residential users was not developing at all based on cost inefficiencies, and debt levels were beginning to impact us adversely.

Beginning in March 2020, the following steps were undertaken to implement the business transition plan:

●	March 2020 - Commenced discussions with investor regarding financing options for our company and strategic acquisitions.

●	April 21, 2020 - Concluded the disposition of the PVBJ Inc. (“PVBJ”) subsidiary (See ‘Discontinued Operations’ section below).

●	May 2020 - Commenced discussions and diligence for an investment in a hydrogen production project in the Netherlands, known as Volt H2 (See ‘Subsequent Events’ section below).

●	May 18, 2020 - Concluded the disposition of The Pride Group (QLD) Pty Ltd. (“Pride”) subsidiary (See ‘Discontinued Operations’ section below).

●	July 2020 - Concluded 2nd and 3rd tranches of debt financing with proceeds earmarked for an investment in Volt H2.

●	August 12, 2020 - Concluded acquisition of an equity interest in Volt H2 (See ‘Subsequent Events’ section below)

With the initial investment into the hydrogen production market via Volt H2, the first step in transitioning our hydrogen business focus has been completed. We now will continue to operate the business in a manner that is aligned with our primary hydrogen business strategy.

Discontinued Operations

On April 21, 2020, we sold PVBJ back to PVBJ pursuant to the terms as follows: (a) Benis Holdings LLC (“Benis Holdings”) applied the $221,800 earn-out liability as consideration towards the purchase of PVBJ; (b) Paul Benis applied the remaining salary due to him, as prorated from the closing date to the expiration date of his employment agreement (January 31, 2021), to the purchase of PVBJ by Benis Holdings as additional consideration thereof, and as a result, we have no further salary obligation to Paul Benis, who resigned as our executive officer; and (c) as additional consideration for the purchase of PVBJ by Benis Holdings, PVBJ assumed responsibility for the line of credit agreement with Thermo Communications Funding, LLC (“Thermo”).

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On May 18, 2020, we executed a Purchase and Sale Agreement with Turquino Equity LLC (“Turquino”) providing for our sale of 100% of Pride’s outstanding stock Pride to Turquino in return for Turquino’s assumption of the $550,000 of principal amount of promissory notes outstanding to Andrew Hidalgo and Michael Doyle (the “Notes”) and the debt obligations and accrued interest related thereto (the “Agreement”). In conjunction therewith, Hidalgo and Doyle assigned the notes to Turquino, at which time Turquino became responsible for the debt obligations under the Notes and we had no further note obligations to Hidalgo or Doyle, and we reduced our debt by approximately $600,000, or 65% of the corporate debt obligations. We obtained a valuation of the fair market value of Pride from an independent third party, which valued Pride at $425,000. The Agreement provided that the parties mutually release one another and discharge and release the other party (and their respective current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest), from any and all claims, demands, obligations, or causes of action.

June 30, 2020
PVBJ
Proceeds on sale (earn-out payable exchange)	$214,074
Less: net asset value	(1,383,440)
Loss on sale of assets	$(1,169,366)

Pride
Proceeds on sale (debt forgiveness)	$500,321
Less net asset value	(120,380)
Gain on sale of assets	$379,941

Results of Continuing Operations

For the Three Months Ended June 30, 2020 and 2019

Revenue and Cost of Revenue

We had no revenue or cost of revenue for the three months ended June 30, 2020 and 2019.

General and Administrative Expenses

During the three months ended June 30, 2020, our general and administrative expenses were $71,370 consisting of: $52,400 of legal and accounting fees, $26,530 of gross payroll and payroll taxes, $10,000 of management disbursements, $9,788 of consulting/dues and subscription fees, which pertained to EDGAR fees and OTC Market annual listing fees, and $5,175 of miscellaneous expenses offset by a credit of $32,523 as the result of entering into various Settlement and Release Agreements with several other creditors.

During the three months ended June 30, 2019, our general and administrative expenses were $148,916 consisting of : $61,028 of legal and accounting fees, $40,369 of gross payroll and payroll taxes, $19,500 of management disbursements, $8,518 of consulting/dues and subscription fees, which pertained to EDGAR fees and OTC Market annual listing fees, $5,271 in amortization of intangible assets, $4,674 of directors and officers insurance liability, $2,074 of stock-based compensation and $7,482 of miscellaneous expenses.

We incurred $46,135 of other expenses for the three months ended June 30, 2020, including $4,584 of interest expense – related party and $41,551 of interest expense.

We incurred $72,865 of other expenses for the three months ended June 30, 2019, including $58,060 of interest expense – related party, $10,258 of interest expense and $4,547 change in fair value earn-out.

As a result of the foregoing, we had a net loss from continuing operations of $117,506 for the three months ended June 30, 2020, compared to a net loss of $221,781 for the three months ended June 30, 2019.

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For the Six Months Ended June 30, 2020 and 2019

Revenue and Cost of Revenue

We had no revenue or cost of revenue for the six months ended June 30, 2020 and 2019.

General and Administrative Expenses

During the six months ended June 30, 2020, our general and administrative expenses were $199,757 which consisted of the following: $66,516 of gross payroll and payroll tax, $90,300 of accounting and legal fees related to audit and consulting costs, $30,000 of management disbursements, $17,445 of consulting/dues and subscription fees, which pertained to EDGAR fees, OTC Market annual listing fees, and transfer agent fees, $7,993 of stock-based compensation, $5,421 of amortization of intangible assets, and officers insurance liability of $11,023 and $3,582 of miscellaneous expenses. Offset by a credit of $32,523 as the result of entering into various Settlement and Release Agreements with several other Creditors.

During the six months ended June 30, 2019, our general and administrative expenses were $315,695 was related to the renewable systems integration segment including corporate expenses, consisting of: $80,738 of gross payroll and payroll tax, $68,301 of accounting fees related to audit, consulting and acquisition costs, $39,000 of management disbursements, $34,000 of legal fees, $23,450 for a share donation, $15,783 of consulting/dues and subscription fees, which pertained to EDGAR fees, OTC Market annual listing fees, and transfer agent fees, $10,636 of stock-based compensation, $10,542 of amortization of intangible assets, $8,964 of travel and meals, $8,000 of investment banking fees, directors and officers insurance liability of $7,542 and $8,739 of miscellaneous expenses.

We incurred $90,507 of other expenses for the six months ended June 30, 2020, including $35,719 of interest expense – related party, $49,912 of interest expense and $4,875 change in fair value earn-out.

We incurred $115,189 of other expenses for the six months ended June 30, 2019, including $94,155 of interest expense – related party, $12,091 of interest expense and $8,943 change in fair value earn-out.

As a result of the foregoing, we had net losses from continuing operations of $290,265 and $430,884 for the six months ended June 30, 2020 and 2019, respectively.

For discontinued operations please refer to note 16.

For the Years Ended December 31, 2019 and 2018

Revenue and Cost of Revenue

We had no revenue or cost of revenue for the year ended December 31, 2019 and $31,789 of sales – related party and $31,617 of cost of goods sold – related party for the year ended December 31, 2018.

General and Administrative Expenses

During the year ended December 31, 2019, our total operating expenses were $528,283, including $150,000 of gross payroll, $98,451 of accounting fees related to audit, consulting and tax costs, $80,500 in management disbursements, $58,000 of legal fees, $25,669 of dues and subscription fees, which pertained to transfer agent, press release, EDGAR fees and OTC Market annual listing fees, $23,089 of stock-based compensation, $21,084 of amortization, $16,138 of directors and officers insurance liability, $10,916 of travel and meals, $10,457 of payroll taxes, $9,313 of investor relations, $8,000 of investment banking fees, $7,846 in automobile expense and $8,820 of miscellaneous expenses.

We had net income from discontinued operations of $67,650 for the year ended December 31, 2019.

We incurred $233,345 of interest expense – related party and $18,463 change in fair value earn-out in other expenses for the year ended December 31, 2019.

During the year ended December 31, 2018, our total operating expenses were $565,700 including $150,000 of gross payroll, $87,560 of accounting fees related to audit, consulting and tax costs, $78,000 in management disbursements, $68,293 of stock-based compensation, $63,050 of legal fees, $30,343 of dues and subscription fees, which pertained to transfer agent, press release, EDGAR fees and OTC Market annual listing fees, $18,063 of directors and officers insurance liability, $16,877 of amortization, $12,545 of investor relations, $12,221 of travel, $10,168 of payroll taxes, and $18,580 of miscellaneous expenses.

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We had net income from discontinued operations of $59,833 for the year ended December 31, 2018.

We incurred $79,622 of interest expense – related party and $15,418 change in fair value earn-out in other expenses for the year ended December 31, 2018.

As a result of the foregoing, we had net losses of $712,441 and $600,735 for the years ended December 31, 2019 and 2018.

Liquidity and Capital Resources

For the Six Months Ended June 30, 2020 and 2019

As of June 30, 2020, we had negative working capital of $252,323, comprised of $5,010 in cash, $4,079 in prepaid expenses offset by $59,186 of accounts payable, $2,388 in taxes payable and $199,838 in loan payable. We also had other assets of $300, which consisted of security deposits.

For the six months ended June 30, 2020, we used $230,899 of cash in operating activities, which represented our net loss of $290,265, $50,462 of amortization, $7,993 of stock based compensation, $129,180 of other assets, $4,875 of change in fair value consideration offset by $300 change in prepaid expenses and $132,844 of change in accounts payable.

For the six months ended June 30, 2019, we used $247,558 of cash in operating activities, which represented our net loss of $430,884), $77,777 of amortization, $10,636 in stock based compensation, $8,943 of change in fair value, $23,450 for a share donation, $6,000 in prepaid expenses, $86,520 in accounts payable offset by $30,000 in long term asset.

For the six months ended June 30, 2020 we used $322,101 in cash in investing activities due to the cash disposed of in the disposition of the two subsidiaries Pride and PVBJ.

There was no cash used or provided by from investing activities for the six months ended June 30, 2019.

For the six months ended June 30, 2020, we generated $210,846 in financing activities relating to $26,008 in proceeds from equity financing, $20,000 in proceeds from PPP notes payable, $179,838 in proceeds from related party debt and $75,000 in proceeds from the issuance of convertible debt offset by $90,000 in debt repayment.

For the six months ended June 30, 2019 we generated $147,500 from the issuance of convertible debt.

For the Years Ended December 31, 2019 and 2018

For the year ended December 31, 2019, we used $469,340 of cash in operating activities, which represented our net loss of $780,091, $120,698 of amortization, $23,089 of stock based compensation and $18,463 of change in fair value consideration, offset by $140,571 of change in accounts payable and $7,750 change in prepaid expenses.

For the year ended December 31, 2018, we used $530,565 of cash in operating activities, which represented our net loss of $660,568, $68,293 of stock based compensation, $48,500 of amortization, $15,418 of change in fair value consideration and $474 in costs in excess of billings, offset by $2,482 of change in accounts payable and $200 change in prepaid expenses.

There was no cash used or provided by from investing activities for the year ended December 31, 2019.

For the year ended December 31, 2018, $30,408 of cash was provided by the acquisition of PVBJ Inc.

For the year ended December 31, 2019, we generated $42,622 of cash in financing activities, made up of $92,500 from the issuance of convertible debt and $40,122 in equity financing, offset by $90,000 for legal fees in relation to capital raising.

For the year ended December 31, 2018, we generated $1,000 of cash in financing activities, made up $1,000 from a stock option exercise.

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In the future we expect to incur expenses related to compliance for being a public company and travel related to visiting potential customer sites. We expect that our general and administrative expenses will increase as we expand our business development, add infrastructure, and incur additional costs related to being a public company, including incremental audit fees, investor relations programs and increased professional services.

Our future capital requirements will depend on a number of factors, including the progress of our sales and marketing of our services, the timing and outcome of potential acquisitions, the costs involved in operating as a public reporting company, the status of competitive services, the availability of financing and our success in developing markets for our services. When we enter into contacts with customers, they will be required to make payments in tranches, including a payment after a contract is executed but prior to commencement of the project. We believe our existing cash, together with revenue generated by operations, will be sufficient to fund our operating expenses and capital equipment requirements for at least the next 12 months.

Subsequent Events

Effective July 17, 2020, our director lent us $50,000 at 6% per annum payable on the due date, June 19, 2021 (the “$50,000 Note”). Effective July 22, 2020, an additional loan by the same director was provided to us for a principal amount of $299,900 at 6% per annum payable on the due date of June 19, 2021 (the $299,900 Note”). The $50,000 Note and the $299,900 Note are related party transactions.

On August 12, 2020, pursuant to a Seed Capital Subscription Agreement, we made an equity investment into VoltH2 Holdings AG (“VoltH2”), a Swiss corporation developing scalable green hydrogen production projects primarily in Europe. VoltH2 is currently developing a 25MW green hydrogen production site near Vlissingen, Netherlands. The investment was for a total purchase price $175,000 USD representing a 17.5% equity interest in VoltH2.

Critical Accounting Policies

Please refer to Note 2 in the accompanying financial statements.

Recent Accounting Pronouncements

Please refer to Note 16 in the accompanying financial statements.

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BUSINESS

Overview

The 2020 year has been challenging for us. Originally, we set out to provide hydrogen energy systems for residential users. The original business plan, established in April 2016, focused on developing the market for residential off grid hydrogen energy systems while simultaneously acquiring companies that possessed technicians who could be trained in the design and deployment of these hydrogen energy systems.

In February 2020, we decided to adopt another approach in market development, which was to pursue the one market that was establishing momentum, hydrogen production on a plant-size scale. In order to achieve our new strategic business model, we decided to sell both our subsidiaries because they were not producing enough profit and were not a strategic fit with our goal of developing the market for hydrogen energy systems. Further, the hydrogen energy market for residential users was not developing at all based on cost inefficiencies, and debt levels were beginning to impact us adversely.

Beginning in March 2020, the following steps were undertaken to implement the business transition plan:

●	March 2020 - Commenced discussions with investor regarding financing options for our company and strategic acquisitions.

●	April 21, 2020 - Concluded the disposition of the PVBJ subsidiary

●	May 2020 - Commenced discussions and diligence for an investment in a hydrogen production project in the Netherlands, known as Volt H2

●	May 18, 2020 - Concluded the disposition of The Pride Group subsidiary

●	July 2020 - Concluded 2nd and 3rd tranches of debt financing with proceeds earmarked for an investment in Volt H2.

●	August 12, 2020 - Concluded acquisition of an equity interest in Volt H2

●	October 6, 2020 – Changed the company name to Vision Hydrogen Corporation and effected a twenty-for-one reverse stock split of our outstanding common stock

With the initial investment into the hydrogen production market via Volt H2, the first step in transitioning our hydrogen business focus has been completed. We now will continue to operate the business in a manner that is aligned with our primary hydrogen business strategy.

Recent Transactions

Sale of PVBJ

On April 21, 2020, we sold PVBJ back to PVBJ pursuant to the terms as follows: (a) Benis Holdings applied the $221,800 earn-out liability as consideration towards the purchase of PVBJ; (b) Paul Benis applied the remaining salary due to him, as prorated from the closing date to the expiration date of his employment agreement (January 31, 2021), to the purchase of PVBJ by Benis Holdings as additional consideration thereof, and as a result, we have no further salary obligation to Paul Benis, who resigned as our executive officer; and (c) as additional consideration for the purchase of PVBJ by Benis Holdings, PVBJ assumed responsibility for the line of credit agreement with Thermo.

Sale of Pride

On May 18, 2020, we executed the Agreement with Turquino providing for our sale of 100% of Pride’s outstanding stock Pride to Turquino in return for Turquino’s assumption of the $550,000 of Notes and the debt obligations and accrued interest related thereto. In conjunction therewith, Hidalgo and Doyle assigned the notes to Turquino, at which time Turquino became responsible for the debt obligations under the Notes and we had no further note obligations to Hidalgo or Doyle, and we reduced our debt by approximately $600,000, or 65% of the corporate debt obligations. We obtained a valuation of the fair market value of Pride from an independent third party, which valued Pride at $425,000. The Agreement provided that the parties mutually release one another and discharge and release the other party (and their respective current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest), from any and all claims, demands, obligations, or causes of action.

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Volt Investment

On August 12, 2020, pursuant to a Seed Capital Subscription Agreement, we made an equity investment into VoltH2 Holdings AG (“VoltH2”), a Swiss corporation developing scalable green hydrogen production projects primarily in Europe. VoltH2 is currently developing a 25MW green hydrogen production site near Vlissingen, Netherlands. The investment was for a total purchase price $175,000, and we received a 17.5% equity interest in VoltH2.

Name and Symbol Change and Reverse Stock Split

We filed a certificate of amendment with the Nevada Secretary of State, which as of effective October 6, 2020, changed our name from H/Cell Energy Corporation to Vision Hydrogen Corporation. In addition, pursuant to that amendment, we effectuated a twenty-for-one reverse stock split of our issued and outstanding common stock. We believe that the name change better represents our vision for the company and communicates our commitment to hydrogen energy. As well, starting October 6, 2020, our stock symbol changed from “HCCC” to “HCCCD” to reflect the reverse stock split, and will change to “VIHD” effective November 2, 2020. All share and per share amounts in this prospectus reflect the reverse stock split.

Market Potential

As the world’s fossil fuel supply continually diminishes while causing harm to the planet, we believe that climate hydrogen is the most reliable alternative to carbon fossil fuels, as it leaves zero greenhouse gas residues and can be used at any time of the day or night, as well as in any weather conditions, unlike renewable energy from solar and wind.

Hydrogen is fast becoming a significant factor in the planning of future energy production and is anticipated by energy analysts to become more widely competitive as an alternative energy source by as early as 2030 as economies of scale drive-down the cost of fuel cells and electrolysers with the addition of lower costs for wind and solar power. According to the Grand View Research report on future hydrogen growth, published in February 2020, the global hydrogen market is expected to reach $154 billion by 2027.

Technology Overview

There are great benefits to hydrogen energy. The use of hydrogen as a fuel produces no carbon dioxide or other greenhouse gases. Unlike fossil fuels, the sole emission from hydrogen fuel is chemically pure water. Hydrogen can be extracted from water using renewable energy from the sun and unlike batteries, hydrogen energy can be stored indefinitely. There is no drilling, fracking or mining required to produce hydrogen energy. We believe it is safe and efficient, and the cleanest energy source on the planet.

Hydrogen can be produced from a large number of primary energy sources and by various technical processes. Electrolysis is the cleanest option for hydrogen production from renewable resources. Electrolysis is the process of using electricity to split water into hydrogen and oxygen. Electrolysis occurs through the use of an electrolyzer, which can range in size from a small unit suited for low end hydrogen production to large-scale units for central production facilities that could be tied directly to renewable or other non-greenhouse, gas emitting forms of electricity production.

Developments in electrolyzer technology have allowed for a reduction in research and development requirements with a stable network of suppliers for turn-key equipment solutions. The key inputs to hydrogen production are water and electricity supply, as such, proximity to both is essential. Electrolyzers, and the various ancillary components can be purchased from various suppliers as pre-built packages. They will be assembled at our sites with the assistance of the suppliers, but will not require in-house technical knowledge for the assembly.

Growth Strategy

We intend to aggressively grow our business, through investments and acquisition of strategic target sites. Investment opportunities and target sites will be strategically positioned for power supply, storage, transportation, and fueling infrastructure in geographic regions that have customer and government support for hydrogen markets.  Target customers will be industrial users, fleet operators, and various industries looking to replace and/or offset their current carbon-based energy consumption. Delivery and logistics will be unique to each site, but may involve pipeline, rail, and truck supplies.

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Competition

Given the increasing focus on renewable energy, and hydrogen specifically, to offset the environmental problems caused by fossil fuels, the renewable energy industry is highly competitive, and rapidly evolving. Our major competitors include leading global companies, and other regional and local energy providers.

In the markets where we plan to conduct business, we will compete with many energy producers including electric utilities and large independent power producers. There is also competition from fossil fuel sources such as natural gas and coal, and other renewable energy sources such as solar and wind. The competition depends on the resources available within the specific markets. However, we believe that our target approach will allow us to compete favorably with traditional utilities and other renewable energy systems in the regions we service.

Although the cost to produce clean, reliable, renewable energy is becoming more competitive with traditional fossil fuel sources, it generally remains more expensive to produce, and the reliability of its supply is less consistent than traditional fossil fuel. Deregulation and consumer preference are becoming important factors in increasing the development of renewable energy projects.

However, as a company with only a short operating history, substantially all of our competitors have advantages over us in terms of greater operational, financial, technical, management or other resources in particular markets or in general.

Government Regulations; Regulatory Matters

Given the industrial nature of our planned operations, water access restrictions, and high level of electricity needs, we expect to operate in an area that is highly regulated by local and possibly national government bodies. We anticipate that our operations at will be subject to oversight and regulation at the federal, state and local level in accordance with statutes and ordinances relating to, among others, building codes, fire codes, public safety, electrical and gas pipeline connections and hydrogen siting. The level of regulation may depend, in part, upon where a system is located.

Other than these requirements, at this time we do not know what additional requirements, if any, each jurisdiction will impose on our operations. We also do not know the extent to which any new regulations may impact our ability to distribute, install and service our products. The federal, state, local or foreign government entities may seek to impose regulations or competitors may seek to influence regulations through lobbying efforts.

Government Incentives

We intend to focus on states on regions whose government supports a regulatory standard that promotes hydrogen production and consumption. These governments have established various incentives and financial mechanisms to accelerate and promote the use of hydrogen as renewable energy sources. These incentives may take the form of support for infrastructure and hydrogen transportation versus monetary incentives. For example, in June 2020, as part of its economic COVID-19 stimulus package, Germany announced €9.0 billion of funding earmarked for expansion of hydrogen production. Funding is still to be determined, but specific areas could include, infrastructure conversions and new pipeline development.

Employees

As of October 20, 2020, we had two full-time employees, which are our executive officers. We plan to hire employees on an as-needed basis. None of our employees are represented by a labor union, and we believe that our relations with our employees are good.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 95 Christopher Columbus Drive, 16th Floor, Jersey City, NJ 07302. Our telephone number at that office is (551) 298-3600. Our office is in a shared office space provider, for which we entered into a six month lease in October 2020 at a cost of $99 per month.

We believe that our existing facilities are suitable and adequate to meet our current business requirements. We maintain various websites and the information contained on those websites is not deemed to be a part of this prospectus.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT

The names of our executive officers and directors and their age, title, and biography as of October 20, 2020 are set forth below:

Name	Age	Position Held with our Company	Date First Elected or Appointed
Andrew Hidalgo	64	Chief Executive Officer, President, Chairman of the Board and Director	August 17, 2015

Matthew Hidalgo	37	Chief Financial Officer, Treasurer and Secretary	August 17, 2015

Judd Brammah	52	Director	June 26, 2020

Business Experience

The following is a brief account of the education and business experience of each director and executive officer of our Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Andrew Hidalgo – Chief Executive Officer, President, Chairman of the Board and Director.

Andrew Hidalgo is responsible for strategic direction, business development and investor relations. Mr. Hidalgo has over 25 years of experience in business planning, operations, mergers, acquisitions, financing, corporate governance and SEC compliance. Mr. Hidalgo has been a Managing Partner at Turquino Equity LLC (“Turquino”) since its formation in August 2013. Turquino is a global investment firm that focuses on private equity investments, mergers and acquisitions. Andy founded WPCS International Incorporated (“WPCS”), a NASDAQ-listed, design-build engineering services company, and served as Chairman, CEO and President between November 2001 and July 2013. WPCS raised over $40 million of equity financing and acquired 19 companies on three continents during Andy’s tenure. Andy also has prior experience included operational and business development roles with 3M, Schlumberger and General Electric, where he was also a member of the corporate business development committee. Andy’s significant executive leadership experience was instrumental in his selection as a member of the Board.

Matthew Hidalgo – Chief Financial Officer, Treasurer and Secretary.

Matthew Hidalgo is responsible for financial management and operations. Mr. Hidalgo has over 10 years of experience in finance, accounting, operations, restructuring and the integration of acquisitions. Mr. Hidalgo has been a Managing Partner at Turquino since its formation in August 2013. Between February 2010 and December 2013, he was the controller and operations manager for WPCS International – Trenton, Inc., WPCS’ largest subsidiary, managing over $30 million in annual revenue. Between February 2008 and February 2010, Matt managed accounting functions for several Australian subsidiaries of WPCS. After graduating Pennsylvania State University with a B.S. in Accounting, he began his career as an accountant for PriceWaterhouseCoopers LLP, where he focused on preparing financial statements and partnership allocations for hedge funds and private equity firms.

Judd Brammah – Director

Since 2011, Judd Brammah has been the Chief Executive Officer of Synergy Medical Technologies, Ltd, a United Kingdom based company that focuses on orthopedic medical devices and technologies used by healthcare professionals. Mr. Brammah, holds a Bachelor of Science Degree with Honors in Engineering Product Design from London South Bank University, UK. Judd’s executive leadership experience was instrumental in his selection as a member of the Board.

Family Relationships

Matthew Hidalgo, our Chief Financial Officer, is the son of Andrew Hidalgo, our Chief Executive Officer.

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Board Independence and Committees

We are not required to have any independent members of the Board. The Board has determined that each of Andrew Hidalgo and Judd Brammah has a relationship with the Company which, in the opinion of the Board, would not allow him to be considered as an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market.

As of the date of this prospectus, we do not have any active Board committees and the Board as a whole carries out the functions of audit, nominating and compensation committees. We expect our Board, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange. In addition, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that we and our stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes.

The Board has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the Board considers skills, knowledge, diversity, experience, and such other factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board. The names of all of our directors are available in this Information Statement. Given the infrequency of stockholder communications to the Board, and given that the majority of the Common Stock is held by our directors, the Board does not believe a formal process is necessary. The Board will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. Director nominations and other communications may be submitted by a stockholder by sending such communications to any member of Board c/o Vision Hydrogen Corporation at 95 Christopher Columbus Drive, 16th Floor, Jersey City, NJ 07302, marked to the attention of an individual director’s name or to the Chairman of the Board.

The Board reviews the qualities of the Board members as a group, including the diversity of the Board’s career experiences, viewpoints, company affiliations, expertise with respect to the various facets of our business operations and business experiences. The Board has not adopted a formal policy and did not employ any particular benchmarks with respect to these qualities, but was mindful of achieving an appropriate balance of these qualities with respect to the Board as a whole. Moreover, the Board considered each nominee’s overall service to us during the previous term, each nominee’s personal integrity and willingness to apply sound and independent business judgment with respect to our matters, as well as the individual experience of each director noted within their biographies above.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the Code of Business Conduct and Ethics is incorporated by reference as an exhibit.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and one other highest paid individual whose total annual salary and bonus exceeded $100,000 for fiscal years 2019 and 2018.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other ($)	Total ($)
Andrew Hidalgo	2019	-	-	-	-	80,500	80,500
Chief Executive Officer	2018	-	-	-	-	78,000	78,000

Matthew Hidalgo	2019	150,000	-	-	-	-	150,000
Chief Financial Officer	2018	150,000	-	-	-	-	150,000

(1)	Represents management fees paid to Turquino Equity LLC, of which Messrs. Hidalgo are managing partners.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

None.

Option/SAR Grants in Fiscal Year Ended December 31, 2019

None.

Equity Compensation Information

The following table summarizes information about our equity compensation plans as of December 31, 2019.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options (a)		Weighted-Average Exercise Price of Outstanding Options	Number of Options Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	34,925	(1)	8.60	62,750
Equity compensation plans not approved by stockholders	—		—	—
Total	34,925	(1)	8.60	62,750

(1)	Subsequent to December 31, 2019, all outstanding options were forfeited or canceled, as there are currently no outstanding options.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2019.

Name	Number of Securities underlying Unexercised Options (#) Exercisable (1)	Number of Securities underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date

Andrew Hidalgo	5,000	5,000	$0.20	3/10/2026

Matthew Hidalgo	5,000	5,000	$0.20	3/10/2026

James Strizki (former Executive Vice President of Technical Services)	5,000	5,000	$0.20	3/10/2026

Director Compensation

In September 2019, 1,250 options were granted to each of our then independent directors, Michael Doyle and Charles Benton, with such options vesting a year from issuance, having an exercise price of $15.00, and exercisable for five years from the date of issuance. Subsequent to December 31, 2019, all outstanding options were forfeited or canceled, and there are currently no outstanding options.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, in which our company was or is to be a participant where the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end and in which any director, executive officer or beneficial holder of more than 5% of the outstanding Common Stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

In June 2016, we entered into a contract with Rezaul Karim, one of our former directors, for the installation of an HC-1 system. The system installation was complete, pending any change orders, as of December 31, 2018 and generated $31,789 of revenue for the year ended December 31, 2018. We subcontracted the installation of the system to Renewable Energy Holdings LLC (“REH”), a company owned by Mike Strizki, one of our former executive officers. James Strizki, one of our former executive officers, is vice president of operations at REH. Costs incurred for REH were $31,617 for the year ended December 31, 2018.

On January 31, 2017, we entered into a share exchange agreement (the “Exchange Agreement”) by and among us, Pride, Turquino and Stephen Paul Mullane and Marie Louise Mullane as Trustees of the Mullane Family Trust (the “Mullane Trust” and together with Turquino, the “Pride Shareholders”). Andrew Hidalgo and Matthew Hidalgo, our Chief Executive Officer and Chief Financial Officer, respectively, are each a managing partner of Turquino. During 2017, Turquino had an arrangement with Pride for a monthly management fee of AUD $20,000. Effective January 2018, Turquino amended its arrangement with Pride to pay the management fee directly to us, from which we pay Turquino $6,500 USD per month (from which Mr. Andrew Hidalgo continues to receive compensation), and Mr. Matthew Hidalgo started to receive salary directly from us. The obligation to pay Turquino was terminated in connection with the sale of Pride to Turquino in May 2020.

In September 2018, we entered into a contract with Steve Mullane, the Executive General Manager of Pride, for a solar installation. The system installation was complete as of December 31, 2018 and generated $8,759 of revenue in 2018 along with costs of $8,333.

On January 2, 2018, we entered into a securities purchase agreement with two Andrew Hidalgo, our current Chief Executive Officer and Michael Doyle, then a director of our company (collectively referred to herein as the “Holders”) pursuant to which we sold an aggregate principal amount of $400,000 in 12% Convertible Debentures (“2018 Debentures”). On February 8, 2019 and January 3, 2020, respectively, we and the Holders of the 2018 Debentures entered into amendments to the 2018 Debentures to the extend the maturity date of the 2018 Debentures. The 2018 Debentures, together with any accrued and unpaid interest, currently become due and payable on February 8, 2021. Interest on the 2018 Debentures previously accrued at a rate of 12% per annum from January 2, 2018 through February 8, 2019, and currently accrues at a rate of 10% per annum. The 2018 Debentures were convertible into our common stock at a conversion price of $10.00 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of our common stock. Pursuant to the January 3, 2020 amendment, which was effective as of January 2, 2020, the Holders of the 2018 Debentures waived any defaults that might have occurred prior to January 3, 2020. The obligation to pay the 2018 Debentures was assumed by Turquino Equity in connection with the sale of Pride to Turquino in May 2020.

On February 8, 2019, we entered into a securities purchase agreement with the Holders, pursuant to which we sold an aggregate principal amount of $150,000 in 10% Convertible Debentures (“2019 Debentures”). The 2019 Debentures, together with any accrued and unpaid interest, is due and payable on February 8, 2021 (the “2021 Maturity Date”). Interest on the 2019 Debentures accrues at the rate of 10% per annum, payable monthly in cash, beginning on March 1, 2019 and through the 2021 Maturity Date. The 2019 Debentures were convertible into our common stock at a conversion price of $10.00 per share at the discretion of the Holder, with special provisions applying to any holder whose conversion would result in the Holder beneficially owning more than 4.99% of our common stock. The obligation to pay the 2019 Debentures was assumed by Turquino Equity in connection with the sale of Pride to Turquino in May 2020.

On April 21, 2020, we sold our wholly-owned subsidiary PVBJ back to Benis Holdings, from which we previously bought PVBJ, pursuant to the following terms (a) the outstanding $221,800 earn-out liability was used as consideration towards the purchase of PVBJ; (b) Paul Benis agreed to apply the remaining salary due to him by us, as prorated from the closing date to the expiration date of the employment agreement (January 31, 2021), to the purchase of PVBJ by Benis Holdings as additional consideration thereof and (c) as additional consideration for the purchase of PVBJ by Benis Holdings, PVBJ shall continue to be responsible for the line of credit with Thermo Communications Funding, LLC. Paul Benis, the control person of Benis Holdings, was our Executive Vice President at that time, and he resigned in connection with the sale of PVBJ to Benis Holdings.

On May 18, 2020, we executed a Purchase and Sale Agreement with and Turquino (the “Purchase and Sale Agreement”) pursuant to which we sold 100% of Pride’s outstanding stock to Turquino in exchange for Turquino’s assumption of the 2018 Debentures and 2019 Debentures (collectively, the “Debentures”). In conjunction therewith, the Holders of the Debentures assigned the Debentures to Turquino, at which time Turquino became responsible for the debt obligations thereunder. We have no further note obligations to the Holders, and it reduced our debt by approximately $600,000, or 65% of our corporate debt obligations.

On June 19, 2020, we entered into a promissory note (the “Promissory Note”) with Judd Brammah, our majority shareholder and one of our directors, for a principal amount up to $230,332 bearing interest with interest at 6% per annum. The entire principal and interest upon the Promissory Note are due on June 19, 2021. The proceeds from the note was used to pay our accrued expenses.

We have agreed to pay Judd Brammah, our majority shareholder and one of our directors, a fee of $5,000 per quarter to serve on our board of directors.

We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our articles of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of our company, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of October 20, 2020:

●	by each person who is known by us to beneficially own more than 5% of our common stock;

●	by each of our officers and directors; and

●	by all of our officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Vision Hydrogen Corporation, 95 Christopher Columbus Drive, 16th Floor, Jersey City, NJ 07302.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF COMMON STOCK (2)
Andrew Hidalgo	Common Stock	0		0%
Matthew Hidalgo	Common Stock	0		0%
Judd Brammah	Common Stock	213,928		53.81%
Officers and Directors as a Group (3 persons)	Common Stock	213,928		53.81%

James Strizki	Common Stock	37,500		9.43%
Mike Strizki	Common Stock	37,500		9.43%
Karim Rezaul (3)	Common Stock	36,316	(4)	9.13%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 20, 2020 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 397,578 shares of common stock issued and outstanding as of October 20, 2020.

(3) The mailing address for this shareholder is 8 Harmony School Road, Flemington, NJ 08822.

(4) Includes 26,316 shares of Common Stock held by Reza Enterprises. Rezaul Karim, as Chief Executive Officer of Reza Enterprises, has voting and dispositive power over the shares held by such entity, and is therefore deemed a beneficial owner of such shares.

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DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of our common stock, par value $0.0001 per share. As of October 20, 2020, there were 397,578 shares of our common stock issued and outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Our common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.0001 per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Options, Convertible Securities or Warrants

None.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is vStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, phone number (212) 828-8436.

Listing

Our shares of common stock are quoted on the OTCQB under the symbol “HCCCD”, which will change to “VIHD” effective November 2, 2020.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

The Company also has director and officer indemnification agreements with each of its executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against the Company or the Company’s directors or officers unless the Company joins or consents to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended and Restated Articles of Incorporation provides a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

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PLAN OF DISTRIBUTION

We are offering up to 12,500,000 shares of our common stock in this offering. There is no minimum offering amount required as a condition to closing and we may sell significantly fewer shares of common stock in the offering. The offering will terminate on December 31, 2020 (which we may extend to January 31, 2021 in our sole discretion), unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date.

In determining the offering price of the common stock, we have considered a number of factors including, but not limited to, the current market price of our common stock, trading prices of our common stock over time, the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock will remain fixed for the duration of the offering. The offering price for the common stock sold in this offering may be less than the market price for our common stock.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly the public with no commission or other remuneration payable to him for any shares that are sold by him.

This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. We may terminate this offering prior to the expiration date. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act of 1934, as amended, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates may purchase shares in this offering.

Investors interested in subscribing for the common stock in this offering must complete and deliver to the Company a completed subscription agreement to the address provided in the subscription agreement. Within one business day of receipt of the subscription agreement, the Company will inform the investor that it has accepted the subscription and within three business days of the Company’s notification of this acceptance, the investor should deliver the purchase price in the amount of $0.20 per share of common stock being purchased by wire transfer to the Company in immediately available funds using the wire transfer instructions provided in the subscription agreement. Promptly following the receipt of subscription proceeds from the investor, the Company will deliver to the investor the common stock purchased by such investor. We have not arranged to place the funds from investors in an escrow, trust or similar account. All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. As a result, upon execution of the subscription agreement by the subscriber and acceptance by the Company such subscription is irrevocable.

Our obligations to issue and sell the shares of common stock to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the shares of common stock is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

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We estimate the total offering expenses in this offering that will be payable by us will be approximately $69,000, which include legal, accounting and printing costs and various other fees and expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the subscription agreement. A copy of the form of subscription agreement with investors is included as an exhibit to the Registration Statement of which this prospectus forms a part.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation. Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

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Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

Sichenzia Ross Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. Sichenzia Ross Ference LLP is the beneficial owner of 500 shares of our common stock.

EXPERTS

The financial statements of our company included in this Prospectus and in the registration statement have been audited by Rosenberg Rich Baker Berman, P.A. independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act with respect to our shares of common stock offered by this Prospectus. The registration statement contains additional information about us and the shares of common stock that we are offering in this Prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Such reports and other information filed by the Company with the SEC are available free of charge on the SEC’s website. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Investor Relations, Vision Hydrogen Corporation, 95 Christopher Columbus Drive, 16th Floor, Jersey City, NJ 07302. The public may read and copy any materials filed by the Company with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The contents of these websites are not incorporated into this filing by reference. Further, the Company’s references to the URLs for these websites are intended to be inactive textual references only.

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INDEX TO FINANCIAL STATEMENTS

VISION HYDROGEN CORPORATION

(formerly, H/CELL ENERGY CORPORATION)

INDEX TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2019

For the Quarter Ended June 30, 2020

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of H/Cell Energy Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of H/Cell Energy Corporation (the Company) as of December 31, 2019, and 2018, and the related consolidated statements of operations - comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its consolidated operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since 2015.

Somerset, New Jersey

March 25, 2020, except for the changes in presentation and disclosure of the subsequent discontinued operations of PVBJ and The Pride Group, the impact of the reverse stock split and the name change of the Company as noted in Note 22, as to which the date is October 14, 2020.

F-1

H/CELL ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$25,059	$20,128
Prepaid expenses	4,079	11,829
Current assets held for sale	1,093,444	1,476,318
Total current assets	1,122,582	1,508,275

Non-current assets
Security deposits and other non-current assets	600	1,200
Deferred offering cost	130,072	0
Non-current assets held for sale	2,215,177	2,015,032
Total non-current assets	2,345,849	2,016,232

Total assets	$3,468,431	$3,524,507

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$157,484	$17,469
Sales and withholding tax payable	2,552	1,996
Current convertible note payable	80,500	-
Current liabilities held for sale	1,131,193	1,279,976
Total current liabilities	1,371,729	1,299,441

Noncurrent liabilities
Non-current liabilities held for sale	1,199,984	602,131
Total noncurrent liabilities	1,199,984	602,131

Total liabilities	2,571,713	1,901,572

Commitments and contingencies

Stockholders’ equity
Preferred stock - $0.0001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock - $0.0001 par value; 25,000,000 shares authorized; 386,276 and 379,301 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	39	38
Additional paid-in capital	2,970,419	2,984,196
Accumulated deficit	(2,073,740)	(1,361,299)
Total stockholders’ equity	896,718	1,622,935

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,468,431	$3,524,507

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

H/CELL ENERGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS – OTHER COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2019	2018

Revenue
Sales	$-	$-
Sales – related party	-	31,789
Total revenue	-	31,789

Cost of goods sold
Direct costs
Direct costs – related party	-	31,617
Total cost of goods sold	-	31,617

Gross profit	-	172

Operating expenses
General and administrative expenses	447,783	487,700
Management fees – related party	80,500	78,000
Total operating expenses	528,283	565,700

Loss from operations	(528,283)	(565,528)

Other expenses
Interest expense	-	-
Interest expense – related party	233,345	79,622
Change in fair value earn-out	18,463	15,418
Total other expenses	251,808	95,040

Net loss from continuing operations	$(780,091)	$(660,568)

Net income from discontinued operations	67,650	59,833

Net loss	$(712,441)	$600,735

Loss per share (continuing operations)
Basic	$(1.86)	$(1.74)
Diluted	$(1.86)	$(1.74)
Earnings per share (discontinued operations)
Basic	$0.18	$0.16
Diluted	$0.18	$0.16
Weighted average common shares outstanding
Basic	382,233	379,301
Diluted	382,233	379,301

The accompanying notes are an integral part of these consolidated financial statements.

F-3

H/CELL ENERGY CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 30, 2018

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of shares	Amount	Additional Paid-In Capital	Accumulated Income (Deficit)	Total Stockholders’ Equity
Beginning, January 1, 2018	352,079	$35	-	$-	1,336,325	$(760,564)	$575,796

Issuance of common stock February 2018, PVBJ Acquisition	22,222	2	-	-	1,183,579	-	1,183,581

Stock option exercise	5,000	1	-	-	999	-	1,000

Stock-based compensation expense	-	-	-	-	68,293	-	68,293

Beneficial conversion feature	-	-	-	-	395,000	-	395,000

Net loss	-	-	-	-	-	(600,735)	(600,735)

Ending, December 31, 2018	379,301	$38	-	$-	2,984,196	$(1,361,299)	$1,622,935

The accompanying notes are an integral part of these consolidated financial statements.

F-4

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of shares	Amount	Additional Paid-In Capital	Accumulated Income (Deficit)	Total Stockholders’ Equity
Beginning, January 1, 2019	379,301	$38	-	$-	$2,984,196	$(1,361,299)	$1,622,935

Stock-based compensation	-	-	-	-	23,089	-	23,089

Beneficial conversion feature	-	-	-	-	97,500	-	97,500

Commitment shares	1,500	-	-	-	45,000	-	45,000

Equity financing (net proceeds)	5,475	1	-	-	37,094	-	37,095

Debt extinguishment	-	-	-	-	(216,460)	-	(216,460)

Net loss	-	-	-	-	-	(712,441)	(712,441)

Ending, December 31, 2019	386,276	$39	-	$-	$2,970,419	$(2,073,740)	$896,718

The accompanying notes are an integral part of these consolidated financial statements.

F-5

H/CELL ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss from continuing operations	$(780,091)	$(660,568)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	1,583	48,500
Stock based compensation	23,089	68,293
Change in fair value contingent consideration	18,463	15,418
Change in operating assets and liabilities:
Prepaid expenses and other costs	7,750	(200)
Costs in excess of billings	-	474
Accounts payable and accrued expenses	140,571	(2,482)

Net cash (used in) in operating activities – continuing operations	(575,635)	(530,565)
Net cash provided by (used in) operating activities – discontinued operations	(163,439)	165,919
Net cash used in operating activities	(412,196)	(364,646)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash acquired in business acquisitions	-	30,408

Net cash provided by (used in) investing activities – continuing operations	-	30,048
Net cash (used in) investing activities – discontinued operations	(6,587)	(5,653)
Net cash (used in) investing activities	(6,587)	24,755

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from stock option exercise	-	1,000
Legal fees paid associated with financing	(90,000)	-
Proceeds from issuance of convertible debt	92,500	-
Proceeds from equity financing	40,122	-

Net cash provided by (used in) financing activities – continuing operations	42,622	1,000
Net cash provided by (used in) financing activities – discontinued operations	289,363	(275,443)
Net cash provided by (used in) provided by financing activities	331,985	276,443

Net increase (decrease) in cash and cash equivalents	(86,798)	(63,448)

Effect of foreign currency translation on cash	(5,284)	(33,118)

Cash and cash equivalents - beginning of period	359,134	455,700
Cash and cash equivalents - end of period	$277,620	$359,134

Supplemental disclosure of non-cash investing and financing activities
Common stock issued for acquisition of business	$-	$1,177,779
Fair value of net assets acquired in business combination	$-	$2,056,344
Beneficial conversion feature	$190,000	$365,878

The accompanying notes are an integral part of these consolidated financial statements

F-6

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

1.	ORGANIZATION AND LINE OF BUSINESS

H/Cell Energy Corporation (the “Company”) was incorporated in the state of Nevada on August 17, 2015. The Company, based in Dallas, Texas, is a company whose principal operations consist of designing and installing clean energy systems with a focus on hydrogen energy. Effective January 31, 2017, the Company acquired The Pride Group (QLD) Pty Ltd, an Australian company (“Pride”). Founded in 1997, Pride is a provider of security systems integration for a variety of customers in the government and commercial sector and has launched a new clean energy systems division to focus on the high growth renewable energy market in Asia-Pacific. The new clean energy division has generated some revenue and has begun to bid a number of projects. On February 1, 2018, the Company acquired PVBJ Inc. (“PVBJ”) for 22,223 shares of the Company’s common stock with a fair value of $1,177,779 and $221,800 in earn-out liability. Established in 2008, PVBJ is well recognized for the design, installation, maintenance and emergency service of environmental systems both in residential and commercial markets. PVBJ is now expanding into clean energy systems.

The Company has developed a hydrogen energy system for residential and commercial use designed to create electricity. This system uses renewable energy as its source for hydrogen production. It functions as a self-sustaining clean energy system using hydrogen and fuel cell technology. It can be configured as an off grid solution for all electricity needs or it can be connected to the grid to generate energy credits. Its production of electricity is truly eco-friendly, as it is not produced by the use of fossil fuels. It is a revolutionary green-energy concept that is safe, renewable, self-sustaining and cost effective.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All inter-company transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Accounts Receivable

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At December 31, 2019 and 2018, there was no allowance for doubtful accounts required.

F-7

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Property and Equipment, and Depreciation

Property and equipment are stated at cost. Depreciation is generally provided using the straight line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight line basis over the shorter of the remaining term of the lease or the estimated useful life of the improvement.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

Goodwill and Finite-Lived Intangible Assets

Goodwill represents the excess of the aggregate of the following (1) consideration transferred, (2) the fair value of any non-controlling interest in the acquiree, and (3) if the business combination is achieved in stages, the acquisition-date fair value of our previously held equity interest in the acquiree over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. Identifiable intangible assets consist primarily of customer lists and relationships, non-compete agreements and technology based intangibles and other contractual agreements. The Company amortizes finite lived identifiable intangible assets over five years, on a straight-line basis to their estimated residual values and periodically reviews them for impairment. Total goodwill and identifiable intangible assets comprised 41% of the Company’s consolidated total assets at each of December 31, 2019 and 2018.

The Company uses the acquisition method of accounting for all business combinations and does not amortize goodwill. Goodwill is tested for possible impairment annually during the fourth quarter of each fiscal year or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would not need to perform the two-step impairment test for that reporting unit. If the Company cannot support such a conclusion or the Company does not elect to perform the qualitative assessment, then the first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, its goodwill is not impaired and the second step of the impairment test is not necessary. If the carrying amount of the reporting unit exceeds its estimated fair value, then the second step of the goodwill impairment test must be performed. The second step of the goodwill impairment test compares the implied fair value of the reporting unit goodwill with its carrying amount to measure the amount of impairment, if any. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment is recognized in an amount equal to that excess.

As of December 31, 2019, the Company had recorded goodwill in the amount of $1,373,621 related to the PVBJ acquisition included in the non-current assets for sale on the balance sheet. The performance of the Company’s fiscal 2019 impairment analysis did not result in an impairment of the Company’s goodwill.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net loss and other comprehensive income (loss). The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments and has been reclassified to discontinued operations at December 31, 2020 and 2019 to show the effect of the disposition of Pride on May 18, 2020.

Advertising Costs

Advertising costs are charged to expense during the period in which they are incurred. Advertising expense for the years ended December 31, 2019 and 2018 was $9,350 and $4,426, respectively, and reclassified to discontinued operations at December 31, 2020 and 2019 to show the effect of the disposition of Pride on May 18, 2020.

F-8

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Currency Translation

The Company translates its foreign subsidiary’s assets and liabilities denominated in foreign currencies into U.S. dollars at current rates of exchange as of the balance sheet date and income and expense items at the average exchange rate for the reporting period. Translation adjustments resulting from exchange rate fluctuations are recorded in accumulated other comprehensive income. The Company records gains and losses from changes in exchange rates on transactions denominated in currencies other than each reporting location’s functional currency in net income (loss) for each period. Items included in the financial statements of each entity in the group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”).

The functional and reporting currency of the Company is the United States Dollar (“U.S. Dollar”). The financial records of Pride located in Australia, is maintained in the local currency, the Australian Dollar (AUD$) which is also its functional currency.

For the year ended December 31, 2019, the Company recorded other comprehensive income from a translation gain of $11,952 in the consolidated financial statements. For the year ended December 31, 2018, the Company recorded other comprehensive loss from a translation loss of $46,725 in the consolidated financial statements. The balance of comprehensive loss and accumulated comprehensive loss has been reclassified to discontinued operations at December 31, 2020 and 2019 to show the effect of the disposition of Pride on May 18, 2020.

Revenue Recognition

On January 1, 2018, the Company adopted Accounting Standard Update (“ASU”) ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”) using the modified retrospective method applied to those contracts which were not completed as of December 31, 2018. Results for reporting periods beginning January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period.

Under ASU 2014-09 requirements, the Company recognizes revenue from the installation or construction of projects and service or short term projects over time using the cost-based input method. The Company accounts for a contract when: (i) it has approval and commitment from both parties, (ii) the rights of the parties are identified, (iii) payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable. The Company considers the start of a project to be when the above criteria have been met and the Company either has written authorization from the customer to proceed or an executed contract. A detailed breakdown of the five step process is as follows:

Identify the Contract with a Customer

The Company receives almost all of its contracts from only two sources, referrals or government bids. In a referral, a client that the Company has an ongoing business relationship refers the Company to perform services. In a government bid, the Company applies to perform services for public projects. The contracts have a pattern of being stand-alone contracts.

Identify the Performance Obligations in the Contract

The performance obligation of the Company is to perform a contractually agreed upon task for the customer. If the contract is stated to provide only contractual service, then the service is considered the only performance obligation. If the contractual service includes design and or engineering in addition to the contract, it is considered a single performance obligation.

F-9

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Determine the Transaction Price

The nature of the industry involves a number of uncertainties that can affect the current state of the contract. Variable considerations are the estimates made due to a contract modification in the contractual service. Change orders, claims, extras, or back charges are common in contractual services activity as a form of variable consideration. If there is going to be a contract modification, judgment by management will need to be made to determine if the variable consideration is enforceable. The following factors are considered in determining if the variable consideration is enforceable:

1.	The customer’s written approval of the scope of the change order;
2.	Current contract language that indicates clear and enforceable entitlement relating to the change order;
3.	Separate documentation for the change order costs that are identifiable and reasonable; or
4.	The Company’s favorable experience in negotiating change orders, especially as it relates to the specific type of contract and change order being evaluated

Once the Company receives a contract, a budget of projected costs is generated for the contract based on the contract price. If the scope of the contract during the contractual period needs to be modified, the Company typically files a change order. The Company does not continue to perform services until the change modification is agreed upon with documentation by both the Company and the customer. There are few times that claims, extras, or back charges are included in the contract.

Allocate the Transaction Price to the Performance Obligations in the Contract

If there are multiple performance obligations to the contract, the costs must be allocated appropriately and consistently to each performance obligation. In the Company’s experience, usually only one performance obligation is stated per contract. If there are multiple services provided for one customer, the Company has a policy of splitting out the services over multiple contracts.

Recognize revenue when (or as) the entity satisfies a performance obligation:

The Company uses the total costs incurred on the project relative to the total expected costs to satisfy the performance obligation. The input method involves measuring the resources consumed, labor hours expended, costs incurred, time lapsed, or machine hours used relative to the total expected inputs to the satisfaction of the performance obligation. Costs incurred prior to actual contract (i.e. design, engineering, procurement of material, etc.) should not be recognized as the client does not have control of the good/service provided. When the estimate on a contract indicates a loss, or claims against costs incurred reduce the likelihood of recoverability of such costs, the Company records the entire estimated loss in the period the loss becomes known. Project contracts typically provide for a schedule of billings or invoices to the customer based on the Company’s job to date percentage of completion of specific tasks inherent in the fulfillment of its performance obligation(s). The schedules for such billings usually do not precisely match the schedule on which costs are incurred. As a result, contract revenue recognized in the statement of operations can and usually does differ from amounts that can be billed or invoiced to the customer at any point during the contract. Amounts by which cumulative contract revenue recognized on a contract as of a given date exceed cumulative billings and unbilled receivables to the customer under the contract represent contract assets and are reflected as a current asset in the Company’s balance sheet under the captions “Costs and estimated earnings in excess of billings” and “Unbilled accounts receivable.” Amounts by which cumulative billings to the customer under a contract as of a given date exceed cumulative contract revenue recognized on the contract are reflected as a current liability in the Company’s balance sheet under the caption “Billings in excess of costs and estimated earnings.”

Cash and Cash Equivalents

Cash and cash equivalents includes cash in bank and money market funds as well as other highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents as of December 31, 2019 or 2018.

Stock-Based Compensation

The Company recognizes expense for its stock-based compensation based on the fair value of the awards at the time they are granted. The Company estimates the value of stock option awards on the date of grant using the Black-Scholes model. The determination of the fair value of stock-based payment awards on the date of grant is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include the Company’s expected stock price volatility over the term of the awards, expected term and risk-free interest rate expected. The Company recognizes forfeitures in the period in which they occur. The Company’s outstanding awards do not contain market or performance conditions.

F-10

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Sales and Use Tax

The Company collects sales tax in various jurisdictions. Upon collection from customers, it records the amount as a payable to the related jurisdiction. On a periodic basis, it files a sales tax return with the jurisdictions and remits the amount indicated on the return.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items and the probability of sustaining uncertain tax positions. The benefits of uncertain tax positions are recorded in the Company’s financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from taxing authorities. When facts and circumstances change, the Company reassesses these probabilities and records any changes in the financial statements as appropriate. Accrued interest and penalties related to income tax matters are classified as a component of income tax expense.

The Company recognizes and measures its unrecognized tax benefits in accordance with ASC 740. Under that guidance, management assesses the likelihood that tax positions will be sustained upon examination based on the facts, circumstances and information, including the technical merits of those positions, available at the end of each period. The measurement of unrecognized tax benefits is adjusted when new information is available, or when an event occurs that requires a change.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for the three years after they are filed. The Company’s 2018, 2017 and 2016 income tax returns are still open for examination by the taxing authorities.

Fair Value of Financial Instruments

Except for the Company’s earn-out liability, the carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company classifies and discloses assets and liabilities carried at fair value in one of the following three categories:

●	Level 1—quoted prices in active markets for identical assets and liabilities;

●	Level 2—observable market based inputs or unobservable inputs that are corroborated by market data; and

●	Level 3—significant unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

F-11

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The table below presents a reconciliation of the fair value of the Company’s contingent earn-out obligations that use significant unobservable inputs (Level 3).

Fair value earn-out liability from acquisition of PVBJ Inc.	$175,318
Adjustments to fair value	15,418
Balance sheet as of December 31, 2018	190,736
Payments	-
Adjustments to fair value	18,463
Balance as of December 31, 2019	$209,199

The Company values earn-out obligations using a probability weighted discounted cash flow method. This fair value measurement is based on significant unobservable inputs in the market and thus represents a Level 3 measurement within the fair value hierarchy. This analysis reflects the contractual terms of the purchase agreements (e.g., minimum and maximum payments, length of earn-out periods, manner of calculating any amounts due, etc.) and utilizes assumptions with regard to future cash flows, probabilities of achieving such future cash flows and a discount rate. The contingent earn-out obligations are measured at fair value each reporting period and changes in estimates of fair value are recognized in earnings.

The earn-out obligation is classified on the balance sheet under current liabilities held for sale on the balance sheet as of December 31, 2019.

Net Loss Per Common Share

The Company computes basic net loss per share by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of diluted loss per share excludes dilutive securities, because their inclusion would be anti-dilutive. Dilutive securities for the periods presented are as follows:

	December 31, 2019	December 31, 2018

Options to purchase common stock	34,925	47,750
Convertible debt	55,000	40,000
Totals	89,925	87,750

3.	RELATED PARTY TRANSACTIONS

The Company’s former office space during the year ended December 31, 2018 consisted of approximately 800 square feet, which was donated to it from one of its executive officers. There was no lease agreement and the Company paid no rent.

In September 2018, the Company entered into a contract with Steve Mullane, the Executive General Manager of Pride, for a solar installation. The system installation was complete as of December 31, 2018. Costs incurred were $8,333 along with revenue of $8,759 for year ended December 31, 2018.

In August 2019, the Company entered into a contract with a Pride employee for a solar installation. The system installation was complete as of December 31, 2019. Costs incurred were $5,169 along with revenue of $6,416 for year ended December 31, 2019.

F-12

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

In June 2016, the Company entered into a contract with Rezaul Karim, one of its former directors, for the installation of an HC-1 system. The system installation was complete as of December 31, 2018. The system installation generated $8,499 and $40,288 of revenue for the year ended December 31, 2018. The Company subcontracted the installation of the system to Renewable Energy Holdings LLC (“REH”), a company owned by Mike Strizki, one of the Company’s executive officers. James Strizki, one of the Company’s executive officers, is vice president of operations at REH. There was $9,019 and $40,636 of costs for the year ended December 31, 2018, respectively.

The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company’s articles of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

There was $80,500 and $78,000 of management fees expensed for the years ended December 31, 2019 and 2018, respectively, to Turquino Equity LLC (Turquino”), a significant shareholder wholly-owned by the Chief Executive Officer and Chief Financial Officer.

On January 2, 2018, the Company entered into a securities purchase agreement with two of its directors, pursuant to which the Company sold an aggregate principal amount of $400,000 in 12% Convertible Debentures (“2018 Debentures”). On February 8, 2019, the Company and the holders of the 2018 Debentures entered into amendments (the “Amendments”) to the 2018 Debentures. The 2018 Debentures, together with any accrued and unpaid interest, become due and payable on January 2, 2020 (the “2020 Maturity Date”). Interest on the 2018 Debentures accrues at the rate of 12% per annum from January 2, 2018 through the date of the Amendments, and 10% per annum subsequent to the date of the Amendments, payable monthly in cash, beginning on February 1, 2018 and through the 2020 Maturity Date. The 2018 Debentures are convertible into common stock at a conversion price of $10.00 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s common stock. In connection with this convertible note payable, the Company recorded a $395,000 discount on debt, related to the beneficial conversion feature of the note to be amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

On August 21, 2018, PVBJ entered into a loan and security agreement (the “Credit Agreement”) with Thermo Communications Funding, LLC (“Thermo”). The Credit Agreement provides for a revolving line of credit in an amount not to exceed $350,000, which is evidenced by a promissory note issued by PVBJ to Thermo (the “Note”). Pursuant to the Credit Agreement, PVBJ granted a security interest to Thermo in all of its assets. In addition, pursuant to a limited recourse guaranty, Andrew Hidalgo, the Company’s Chief Executive Officer personally guaranteed the repayment of the Credit Agreement under certain conditions. As of December 31, 2019, the Company was in compliance with these covenants and the facility was increased to $400,000 in March of 2020.

On February 8, 2019, the Company entered into a securities purchase agreement with two of its directors, pursuant to which the Company sold an aggregate principal amount of $150,000 in 10% Convertible Debentures (“2019 Debentures”). The 2019 Debentures, together with any accrued and unpaid interest, become due and payable on February 8, 2021 (the “2021 Maturity Date”). Interest on the 2019 Debentures accrues at the rate of 10% per annum, payable monthly in cash, beginning on March 1, 2019 and through the 2021 Maturity Date. The 2019 Debentures are convertible into common stock at a conversion price of $10.00 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s common stock. In connection with this convertible note payable, the Company recorded a $97,500 discount on debt, related to the beneficial conversion feature of the note to be amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

F-13

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

4.	SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Cash is maintained at an authorized deposit-taking institution (bank) incorporated in both the United States and Australia and is insured by the U.S. Federal Deposit Insurance Corporation and Australian Securities & Investments Commission up to $250,000 and approximately $186,000 USD in total, respectively. At December 31, 2019 and December 31, 2018, the balance was fully covered under the $250,000 threshold in the United States. In Australia, the balance exceeded the threshold at December 31, 2019 by $10,563 and exceeded the threshold by $133,578 at December 31, 2018 and is classified under current assets held for sale.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at December 31, 2019, one of the Company’s accounts receivable was due from one customer at approximately 13%. At December 31, 2018, approximately 20% of the Company’s accounts receivable was due from two unrelated customers, each at 10%. This is classified under current assets held for sale on the balance sheet.

5.	MAJOR CUSTOMERS

There was one customer with a concentration of 10% or higher of the Company’s revenue, at 14% for the year ended December 31, 2019, and three customers with a concentration of 10% or higher of the Company’s revenue, two at 13% and one at 12% for the year ended December 31, 2018. This is classified under discontinued operations on the balance sheet.

6.	PROPERTY AND EQUIPMENT

At December 31, 2019 and December 31, 2018, property and equipment classified under non-current assets held for sale were comprised of the following:

	December 31, 2019	December 31, 2018
Furniture and fixtures (5 to 7 years)	$11,649	$11,661
Machinery and equipment (5 to 7 years)	44,578	36,969
Computer and software (3 to 5 years)	48,219	88,021
Auto and truck (5 to 7 years)	756,138	785,979
Leasehold improvements (life of lease)	34,707	34,788
	895,291	957,418
Less accumulated depreciation	417,053	480,982
	$478,238	$476,436

Depreciation expense for the years ended December 31, 2019 and 2018 was $164,392 and $145,606, respectively and is included in discontinued operations on the income statement.

7.	UNCOMPLETED CONTRACTS

Costs, estimated earnings and billings on uncompleted contracts classified under non-current assets held for sale are summarized as follows at December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Costs incurred on uncompleted contracts	$465,686	$811,173
Estimated earnings	454,132	469,109
Costs and estimated earnings on uncompleted contracts	919,818	1,280,282
Billings to date	750,769	1,265,475
Costs and estimated earnings in excess of billings on uncompleted contracts	169,049	14,807
Costs and earnings in excess of billings on completed contracts	(190,102)	(164,660)
	$(21,053)	$(149,853)

Costs in excess of billings (contract asset)	$26,045	$45,478
Billings in excess of cost (contract liability)	(47,098)	(195,331)
	$(21,053)	$(149,853)

F-14

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

8.	LEASES

Leases are classified under current and non-current liabilities held for sale on the balance sheet.

For leases with a term of 12 months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities, and the Company has elected to recognize lease expense for such leases on a straight-line basis over the lease term.

The Company previously entered into two leases for office space in Woombye and Brisbane, Queensland, Australia, both which expired in April 2018. The Company signed new leases in January 2019 for a Dallas, Texas shared office space, which ended in December 2019 and is now month-to-month, and February 2018 for new office space in Kunda Park, Queensland Australia, which started in May 2018 and expires in April 2023. The Company also renewed the Brisbane office space for one year, starting in May 2018.

On March 25, 2019, the Company signed a lease for new office space in Brisbane, which has a fixed 3% increase annually expiring in March 2025 and includes a renewal period of three years that management is reasonably certain will be exercised. The Company analyzed this lease and determined that this agreement meets the definition of a lease under ASU 2016-02 as it provides management with the exclusive right to direct the use of and obtain substantially all of the economic benefits from the identified leased asset, which is the office space. Management also analyzed the terms of this arrangement and concluded it should be classified as an operating lease, as none of the criteria were met for finance lease classification. As there was only one identified asset, no allocation of the lease payments was deemed necessary. Management did not incur any initial direct costs associated with this lease. As of the commencement date, which was March 25, 2019, a right of use asset and lease liability of $130,736 was recorded on the consolidated balance sheet based on the present value of payments in the lease agreement. Per review of the lease agreement, there was no variable terms identified and there is no implicit rate stated. Therefore, the Company determined the present value of the future minimum lease payments based on the incremental borrowing rate of the Company. The incremental borrowing rate was determined to be 10%, as this is the rate which represents the incremental borrowing rate for the Company, on a collateralized basis, in a similar economic environment with similar payment terms.

On July 1, 2019, the Company signed a lease for the previously month-to-month office space in Downingtown, PA. Per review of the lease, the term is less than 12 months, therefore, the Company has elected to treat this lease as an operating lease and recognize lease expense on a straight-line basis.

The future minimum payments on operating leases for each of the next five years and in the aggregate amount to the following:

2020	$65,112
2021	66,285
2022	67,313
2023	40,157
2024	30,741
Thereafter	7,742
Total lease payments	277,350
Less: present value discount	(52,382)
Total operating lease liabilities	$224,968

The weighted-average remaining term of the Company’s operating leases was 4.5 years and the weighted-average discount rate used to measure the present value of the Company’s operating lease liabilities was 9.69% as of December 31, 2019.

Rent expense for the years ended December 31, 2019 and 2018 was $94,210 and $98,593, respectively, and is included in “General and Administrative” expenses on the related statements of operations.

F-15

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Right of use assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease right of use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease right of use asset also excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In determining the discount rate to use in calculating the present value of lease payments, the Company estimates the rate of interest it would pay on a collateralized loan with the same payment terms as the lease by utilizing bond yields traded in the secondary market to determine the estimated cost of funds for the particular tenor.

Finance Leases

At December 31, 2019, the Company had 13 finance leases with an aggregate net book value of $383,547. The obligations are payable in monthly installments ranging from approximately $503 to $1,578 with interest rates from 3.0% to 5.57% per annum. The leases are secured by the related equipment. Approximate payments to be made on these finance lease obligations are as follows:

2020	$91,959
2021	84,332
2022	78,381
2023	80,920
2024	67,832
Thereafter	11,495

Finance lease obligation	414,919
Less: amounts representing interest	31,372
Less: current maturities of finance lease obligations	75,743

Finance lease obligations, non-current	$307,804

9.	DEBT

Debt is classified under current and non-current liabilities held for sale on the balance sheet.

Long-term debt consisted of the following:

Equipment Notes Payable

	December 31, 2019	December 31, 2018
Note payable with monthly payments of $716, including interest at 6.50% per annum through November 2020.	$-	$18,707
Note payable with monthly payments of $615, including interest at 6.80% per annum through August 2021.	-	18,383
Note payable with monthly payments of $1,294, including interest at 14.72% per annum through March 2023.	40,733	50,072
Note payable with monthly payments of $1,063, including interest at 5.76% per annum through April 2021.	10,276	18,539

Note payable with monthly payments of $983, including interest at 4.90% per annum through August 2024.	48,566	-
Note payable with monthly payments of $947 including interest at 6.14% per annum through December 2024.	$-	$54,328
Total:	$99,575	$160,029
Less current portion:	(27,435)	(38,991)
Total non-current portion:	$72,140	$121,038

F-16

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

As of December 31, 2019, approximate principal payments to be made on these debt obligations are as follows:

Year ending December 31:	Amount
2020	$27,435
2021	21,131
2022	19,895
2023	24,161
2024	6,953
Thereafter	-
Notes payable obligation	99,575

2018 Convertible Note Payable

On January 2, 2018, the Company entered into a securities purchase agreement with two of its directors, pursuant to which the Company sold an aggregate principal amount of $400,000 in 12% Convertible Debentures (the “2018 Debentures”). The 2018 Debentures, together with any accrued and unpaid interest, become due and payable on January 2, 2020 (the “2020 Maturity Date”). Interest on the 2018 Debentures accrues at the rate of 12% per annum, payable monthly in cash, beginning on February 1, 2018 and through the 2020 Maturity Date. The 2018 Debentures are convertible into common stock at a conversion price of $15.00 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s common stock.

In connection with this convertible note payable, the Company recorded a $395,000 discount on debt, related to the beneficial conversion feature of the note to be amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

On February 8, 2019, the 2018 Debentures were amended to reduce the interest rate to 10% and reduce the conversion price to $10.00 (the “Revised Debentures”), providing the issuance of an additional 266,667 shares upon conversion. In conjunction with these amendments, the convertible note was re-evaluated in accordance with ASC 470-50 - Debt Modifications and Extinguishments (“ASC 470”), and it was determined that the change in terms resulted in a substantial modification. As a result, the carrying value of the Revised Debentures at the time of the transaction, along with the related beneficial conversion feature, were derecognized and the Revised Debentures were recorded at present value, resulting in a loss on debt extinguishment of $269,793. Of this amount, $53,333 represented the historical beneficial conversion feature and has been treated as a debt discount and is being amortized over the life of the Revised Debentures using the effective interest method. As the holders of the Revised Debentures are related parties to the Company, ASC 470 provides for treatment as a capital contribution of $216,460, which represents the related extinguishment loss and will instead be recorded within the Company’s Additional Paid in Capital balance. In connection with the Revised Debentures, the Company incurred $2,500 of legal fees and recorded a $160,000 beneficial conversion feature, both of which are recorded as a discount on debt and amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

The principal balance was $415,000 at December 31, 2019 and unamortized discount was $6,106 and $137,125, respectively, as of December 31, 2019 and December 31, 2018.

2019 Convertible Note Payable

On February 8, 2019, the Company entered into a securities purchase agreement with two of its directors, pursuant to which the Company sold an aggregate principal amount of $150,000 in 10% Convertible Debentures (the “2019 Debentures”). The 2019 Debentures, together with any accrued and unpaid interest, become due and payable on February 8, 2021 (the “2021 Maturity Date”). Interest on the 2019 Debentures accrues at the rate of 10% per annum, payable monthly in cash, beginning on March 1, 2019 and through the 2021 Maturity Date. The 2019 Debentures are convertible into common stock at a conversion price of $10.00 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s common stock.

F-17

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

In connection with this convertible note payable, the Company recorded a $97,500 discount on debt, related to the beneficial conversion feature of the note to be amortized over the life of the note using the effective interest method, or until the note is converted or repaid.

The principal balance was $150,000 and unamortized discount was $85,124 as of December 31, 2019.

Interest Expense

For the year ended December 31, 2019, the Company incurred interest expense of $156,394 related to the amortization of the 2018 Debentures debt discount and $31,434 for the 2019 Debentures debt discount. For the year ended December 31, 2018, the Company incurred interest expense of $29,122 related to the amortization of the discount.

2019 Convertible Note Financing

On October 17, 2019, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund LLC (“FirstFire”), an unrelated third party, pursuant to which, it sold a $110,000 convertible note (the “2019 Note”) to FirstFire for gross proceeds of $100,000, with an original discount issuance of $10,000. The transaction closed on October 23, 2019 upon receipt of the funds from FirstFire. The Company incurred $5,000 of legal fees for the transaction. Both the legal fees and original issue discount are amortized over the life of the agreement.

The 2019 Note will mature on October 17, 2020 and will bear interest at the rate of 8% per annum, which interest will be payable on the maturity date or any redemption date and may be paid, in certain conditions, through the issuance of common shares, at the Company’s discretion. The Company makes a monthly principal payment to FirstFire of $6,000 on the 17th day of each month, which started November 17, 2019. The Company also has the right, at any time, to repay all or a part of the 2019 Note, on at least one prior business days’ notice, in an amount equal to 115% of the principal being repaid, plus any accrued but unpaid interest on the principal amount being repaid.

The 2019 Note will be convertible into the Company’s common stock at a conversion price of $10.00 per share (the “Fixed Conversion Price”) at the discretion of the holder. At no time will FirstFire be entitled to convert any portion of the 2019 Note to the extent that after such conversion, FirstFire (together with its affiliates) would beneficially own more than 4.99% of the Company’s outstanding common stock as of such date. The 2019 Note contains standard anti-dilution protection.

The 2019 Note includes customary event of default provisions, and provides for a default interest rate of 15%. Upon the occurrence of an event of default, FirstFire may require the Company to redeem all or any portion of the 2019 Note (including all accrued and unpaid interest), in cash, at a price equal to the product of (A) the amount to be redeemed multiplied by (B) 125%. In addition, upon an event of default, the conversion price would be the lower of (i) the Fixed Conversion Price or (ii) 75% of the lowest closing price of our common stock during the 10 trading days prior to the conversion date.

The principal balance was $92,500 and unamortized discount was $12,000 at December 31, 2019.

F-18

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

10.	NOTE PAYABLE

Note payable is classified under current and non-current liabilities held for sale on the balance sheet.

On August 21, 2018, PVBJ entered into a loan and security agreement (the “Credit Agreement”) with Thermo Communications Funding, LLC (“Thermo”). The Credit Agreement provides for a revolving line of credit in an amount not to exceed $350,000, which is evidenced by a promissory note issued by PVBJ to Thermo (the “Note”). Pursuant to the Credit Agreement, PVBJ granted a security interest to Thermo in all of its assets. In addition, pursuant to a limited recourse guaranty, Andrew Hidalgo, the Company’s Chief Executive Officer personally guaranteed the repayment of the Credit Agreement under certain conditions. Pursuant to the terms of the Credit Agreement, the Company is permitted to borrow up to $350,000 under the revolving credit line, under a borrowing base equal to the lesser of (i) or 85% of Eligible Accounts (as defined in the Credit Agreement). Borrowings under the Credit Agreement may be used for working capital and to refinance certain existing debt of PVBJ. The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of default. Principal covenants include a debt service coverage ratio of not less than 1.15 to 1.0, a fixed charge coverage ratio of not less than 1.15 to 1.0, and maintaining a tangible net worth of at least $150,000, excluding intercompany loans to H/Cell. The loan commitment shall expire on August 21, 2020. As of December 31, 2019, the Company was in compliance with these covenants. The facility was increased to $400,000 in August of 2019. The interest rate applicable to revolving loans under the Credit Agreement is prime plus 5.0%, subject to a minimum interest rate of 9.5%. The Company paid a loan commitment fee of $7,000, of which $3,500 was paid on closing, and $3,500 was paid on the first anniversary. The Company will also pay a monthly monitoring fee during the term of the Credit Agreement of 0.33% of the average outstanding balance, payable monthly in arrears. The Company may prepay the Note at any time and terminate the Credit Agreement. In the event that the Company terminates the Credit Agreement, the Company will pay Thermo an early termination fee equal to 4% of the pro rata portion, which pro rata portion is determined by multiplying $400,000 by the number of months prior to the second anniversary of the effective date of the Credit Agreement and then dividing that by 24. The obligations of PVBJ under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, cross-defaults, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA reportable event occurs, a change of control and a change in the Company’s financial condition that could have a material adverse effect on the Company. As of December 31, 2019, funds totaling $70,254 were available for borrowing under the Credit Agreement.

For the years ended December 31, 2019 and 2018, the Company incurred interest expense of $20,882 and $8,847, respectively, related to interest for the Thermo credit line.

11.	CONTRACT BACKLOG

Contract backlog is classified under current and non-current liabilities held for sale on the balance sheet.

At December 31, 2019, the Company had a contract backlog approximating $551,850, with anticipated direct costs to completion approximating $454,132. At December 31, 2018, the Company had a contract backlog approximating $583,392, with anticipated direct costs to completion approximating $452,884.

12.	GOODWILL AND OTHER INTANGIBLES

The tables below present a reconciliation of the Company’s goodwill and intangibles:

Goodwill

Balance at December 31, 2018	$1,373,621
Adjustments	-
Balance at December 31, 2019	$1,373,621

Intangibles – Customer List

Balance at December 31, 2018	$83,645
Amortization	(20,484)
Balance at December 31, 2019	$63,161

F-19

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The customer list original useful life of the asset was five years and $102,422. The balance at December 31, 2019 was $63,161 and will be amortized at $5,121 every quarter until December 31, 2022. The remaining $1,707 will be amortized in January 2023.

The Company has elected to early adopt ASU 2017-04 as of January 1, 2018, which is outlined below in Note 19 in performing their 2019 impairment test, and as previously stated, noted no impairment.

13.	BUSINESS ACQUISITION

On February 1, 2018, the Company entered into a stock purchase agreement (the “Purchase Agreement”) by and among the Company, PVBJ and Benis Holdings LLC, the sole shareholder of PVBJ (“Benis Holdings”).

Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding capital stock of PVBJ from Benis Holdings for an aggregate amount equal to (i) $221,800 (the “Cash Purchase Price”) which will be paid in the form of an earn-out and (ii) 22,223 shares of the Company’s common stock, par value $.0001 per share having a fair value of $1,177,779 (the “Acquisition Shares”). Pursuant to the Purchase Agreement, the Acquisition Shares were issued at closing, and the earn-out will be paid to Benis Holdings from positive earnings before taxes of PVBJ, with Benis Holdings to receive 50% of annual earnings before taxes of PVBJ until such time as Benis Holdings has received the full Cash Purchase Price.

In connection with the acquisition of PVBJ, the Company entered into an employment agreement (the “Employment Agreement”) with Paul V. Benis, Jr. to serve as an Executive Vice President of the Company for a period of three years. Pursuant to the Employment Agreement, Mr. Benis shall receive an annual salary of $150,000 and have oversight of the business operations of PVBJ.

The consideration transferred in the acquisition was as follows:

Upfront consideration	$1,177,779
Liabilities assumed	878,565
Total	$2,056,343

The acquisition accounting of PVBJ, including the fair values of working capital balances, property and equipment, identifiable intangible assets and goodwill was finalized in the fourth quarter of the year ended December 31, 2018. Management did not need to record any measurement period adjustments during the period.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash and cash equivalents	$30,408
Accounts receivable	277,338
Property and equipment, net	272,554
Customer list	102,422
Goodwill	1,373,621
Total assets acquired	2,056,344
Accounts payable	(112,590)
Debt assumed	(590,657)
Earn-out liability	(175,318)
Total liabilities assumed	(878,565)
Total net assets acquired	$1,177,779

F-20

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The goodwill arising from the acquisition represents the expected synergistic benefits of the transaction, primarily related to lower future operating expenses and the knowledge and experience of the workforce in place. The goodwill is not deductible for income tax purposes.

A summary of identifiable intangible assets acquired, useful lives and amortization method is as follows:

Useful Life in

	Amount	Years	Amortization Method
Customer List	$102,422	5	Straight Line
Total	$102,422

The results of PVBJ’s operations are included in the consolidated statements of operations beginning February 1, 2018. PVBJ’s net loss for year ended December 31, 2018 totaled $27,682. The net loss of the Company includes acquired intangible asset amortization of $18,777 for the year ended December 31, 2018.

For year ended December 31, 2018, acquisition related costs for the Company totaled $44,500 and are included in general and administration expenses.

Pro forma results for H/Cell Energy Corporation giving effect to the PVBJ Inc. acquisition

The following pro forma financial information presents the combined results of operations of PVBJ and the Company for the year ended December 31, 2018. The pro forma financial information presents the results as if the acquisition had occurred as of the beginning of 2018.

The unaudited pro forma results presented include amortization charges for acquired intangible assets, interest expense and stock-based compensation expense.

Pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisitions had taken place as of the beginning of 2018.

Year Ended December 31, 2018
Revenues	$7,755,567
Net loss	(549,235)
Net loss per share:
Basic	(0.07)
Diluted	(0.07)

14.	STOCK OPTIONS AWARDS AND GRANTS

A summary of the stock option activity and related information for the 2016 Incentive Stock Option Plan from December 31, 2018 to December 31, 2019 is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2018	47,750	5.80	2.40	488,000
Grants	3,250	19.00	2.63	-
Exercised	-	-	-	-
Canceled	(16,075)	1.00	-	-
Outstanding at December 31, 2019	34,925	$6.20	4.15	-
Exercisable at December 31, 2019	18,419	$0.20	2.40	$176,375

F-21

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s weighted average grant date stock price of $7.916 per share, which would have been received by the option holders had those option holders exercised their options as of that date.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value.

The Company accounts for the expected life of options based on the contractual life of options for non-employees. For incentive options granted to employees, the Company accounts for the expected life in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The fair value of stock-based payment awards was estimated using the Black-Scholes pricing model.

As of December 31, 2019, there was $32,642 of unrecognized compensation expense. As of December 31, 2018, there was $56,745 of unrecognized compensation expense.

15.	SEGMENT INFORMATION

Segment information is included on the balance sheet as part of assets held for sale and under discontinued operations on the income statement.

The Company’s business is organized into two reportable segments: renewable systems integration revenue and non-renewable systems integration revenue. The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements. The following represents selected information for the Company’s reportable segments for the years ended December 31, 2019 and 2018.

	December 31, 2019	December 31, 2018
Assets by Segment
Renewable systems integration	$1,642,592	$1,540,423
Non-renewable systems integration	1,825,839	1,984,084
	$3,468,431	3,524,507

	For the Years Ended
	December 31, 2019	December 31, 2018
Revenue by segment
Renewable systems integration	$203,394	$40,548
Non-renewable system integration	6,613,930	7,505,889
	$6,817,324	$7,546,437

Cost of sales by segment
Renewable systems integration	$144,695	$40,376
Non-renewable system integration	4,710,183	5,492,607
	$4,854,878	$5,532,983

Operating expenses
Renewable Systems integration	$447,783	$565,700
Non-renewable system Integration	1,968,002	1,881,160
	$2,415,785	$2,446,860
Operating (loss) income by segment
Renewable Systems integration	$(389,084)	$(565,528)
Non-renewable system Integration	(64,255)	132,122
	$(453,339)	$(433,406)

F-22

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Please refer to footnote 3 for related party transactions.

16.	401(k) PLANS

Substantially all of the Company’s employees may elect to defer a portion of their annual compensation in the Company-sponsored 401(k) tax-deferred savings plans. The Company makes matching contributions in these plans. The amount charged to expense for these plans was $56,310 for the year ended December 31, 2019 and $12,324 for the year ended December 31, 2018 and is included in discontinued operations on the income statement.

17.	EQUITY PURCHASE AGREEMENT

Triton Funds

On March 12, 2019, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with an accredited investor (the “Investor”), pursuant to which the Investor has agreed to purchase from the Company up to $450,000 in shares (the “Shares”) of the Company’s common stock, subject to certain limitations and conditions set forth in the Equity Purchase Agreement. Additionally, on March 12, 2019, the Company agreed to donate 1,750 shares of common stock to the manager of the Investor. The Company recorded value of these shares at the market price and is included in general and administrative expenses.

On June 24, 2019, the Company provided written notice to the Investor that the Company elected to terminate the Equity Agreement, effective immediately. No Shares were sold pursuant to the Equity Purchase Agreement. On August 30, 2019, the 1,750 donation shares were returned to the Company and canceled.

GHS Investments

On July 9, 2019, the Company entered into an equity financing agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS has agreed to purchase from the Company up to $3,000,000 in shares (the “Shares”) of the Company’s common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. Additionally, the Company issued 1,500 shares to GHS as a commitment fee including in the balance sheet under deferred offering cost along with $90,000 in legal fees.

Under the Purchase Agreement, the Company has the right, from time to time at its sole discretion and subject to certain conditions, to direct GHS to purchase shares of common stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of shares of common stock pursuant to the Purchase Agreement will be 80% of the lowest trading price of the common stock during the 10 trading days prior to the Put (the “Pricing Period”). Such sales of common stock by the Company, if any, may occur from time to time, at the Company’s option, over the 24-month period commencing on July 31, 2019.

The number of Shares that the Company may direct GHS to purchase per Put is limited by the average daily trading volume of the common stock prior to the Put, as follows:

i.	If between zero (0) to seven hundred fifty (750) Shares are traded on average per day during the Pricing Period, the relevant Put shall be capped to seven hundred fifty (750) Shares;
ii.	If between seven hundred fifty-one (751) Shares to one thousand five hundred (1,500) Shares are traded on average per day, the relevant Put shall be capped to one thousand five hundred (1,500) Shares;
iii.	If between one thousand five hundred and one (1,501) Shares to three thousand (3,000) Shares are traded on average per day, the relevant Put shall be capped to three thousand (3,000) Shares;
iv.	If between three thousand and one (3,001) Shares to seven thousand five hundred (7,500) Shares are traded on average per day, the relevant Put shall be capped to seven thousand five hundred (7,500) Shares; and
v.	If the average daily traded volume for the Pricing Period is equal to or greater than seven thousand five hundred and one (7,501) Shares, then the relevant Put shall be limited to an amount which equals two times (2x) the average daily volume for the Shares during the Pricing Period.

F-23

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

In all instances, the Company may not sell shares of its common stock to GHS under the Purchase Agreement if it would result in GHS beneficially owning more than 4.99% of the Company’s common stock. In addition, no Put can be made in an amount that exceeds $400,000. The Company has sold an aggregate of 5,475 shares for proceeds of $37,094 during the year ended December 31, 2019.

18.	INCOME TAX

The components of income tax expense (benefit) are as follows and included on the balance sheet in assets for sale and liabilities for sale

	Year Ended December 31,
Current	2019	2018
U.S. Federal	$-	$-
U.S. State and local	8,000	13,000
Australia	1,000	9,000
Total current	9,000	22,000

	Year Ended December 31,
Deferred	2019	2018
U.S. Federal	$-	$-
U.S. State and local	-	-
Australia	4,000	(6,000)
Total deferred	4,000	(6,000)

Total income tax expense	13,000	16,000

At December 31, 2019 and 2018, the Company had deferred tax assets of $582,000 and $430,000, respectively, against which a valuation allowance of $536,000 and $380,000, respectively, had been recorded. The change in the valuation allowance for the year ended December 31, 2019 was an increase of $156,000. The increase in the valuation allowance for the year ended December 31, 2019 was mainly attributable to increases in U.S. net operating losses and share-based compensation, which resulted in an increase in the Company’s deferred tax assets. The Company periodically assesses the likelihood that it will be able to recover the deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income.

Significant components of our deferred tax assets at December 31, 2019 and 2018 were as follows:

	December 31,
Deferred tax assets:	2019	2018
Net operating loss carryforwards – U.S.	371,000	224,000
Charitable contribution carryforward	6,000	3,000
Share-based compensation	159,000	153,000
Accrued liabilities	46,000	50,000
Gross deferred tax assets	582,000	430,000
Valuation allowance	(536,000)	(380,000)
Net deferred tax assets	46,000	50,000

F-24

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

A reconciliation of the federal statutory tax rate and the effective tax rates for the years ended December 31, 2019 and 2018 is as follows:

	For the Year Ended
	December 31,
	2019	2018
U.S. federal statutory tax rate	21.0%	21.0%
State income taxes, net of federal benefit	(7.1)	(7.1)
Other	(11.1)	(9.1)
Change in valuation allowance	(4.6)	(7.4)
Effective tax rate	(1.8)%	(3.0)%

The Company had approximately $1,236,000 and $749,000 of gross net operating loss (“NOL”) carryforwards (U.S. federal and state) as of December 31, 2019 and 2018, respectively, which begin to expire after 2036 through 2039. Sections 382 and 383 of the Internal Revenue Code, and similar state regulations, contain provisions that may limit the NOL carryforwards available to be used to offset income in any given year upon the occurrence of certain events, including changes in the ownership interests of significant stockholders. In the event of a cumulative change in ownership in excess of 50% over a three-year period, the amount of the NOL carryforwards that the Company may utilize in any one year may be limited.

19.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02 and issued subsequent amendments to the initial guidance thereafter. This ASU requires an entity to recognize a right of use asset and lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification of the underlying lease as either finance or operating. Similar modifications have been made to lessor accounting in-line with revenue recognition guidance. The amendments also require certain quantitative and qualitative disclosures about leasing arrangements. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard was effective for the Company on January 1, 2019. Entities are required to adopt ASU 2016-02 using a modified retrospective transition method. Full retrospective transition is prohibited. The guidance permits an entity to apply the standard’s transition provisions at either the beginning of the earliest comparative period presented in the financial statements or the beginning of the period of adoption (i.e., on the effective date). The Company adopted the new standard on its effective date.

The new standard provides several optional practical expedients in transition. The Company elected the ‘package of practical expedients’, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of hindsight or the practical expedient pertaining to land easements; the latter not being applicable to it. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company will not recognize right of use assets or lease liabilities, and this includes not recognizing right of use assets or lease liabilities for existing short-term leases of those assets in transition. The Company also elected the practical expedient not to separate lease and non-lease components for all of its leases in existence at December 31, 2019, which means all consideration that is fixed, or in-substance fixed, relating to the non-lease components will be captured as part of the Company’s lease components for balance sheet purposes. For the year ended December 31, 2019, the Company recognized additional lease liabilities of $383,547 with corresponding right of use assets of the same amount based on the present value of the remaining minimum rental payments for existing leases on its Consolidated Balance Sheets. See Note 8, “Leases,” above, for additional lease disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and issued subsequent amendments to the initial guidance, collectively, Topic 326. ASU 2016-13 requires entities to measure all expected credit losses for most financial assets held at the reporting date based on an expected loss model which includes historical experience, current conditions, and reasonable and supportable forecasts. Entities will now use forward-looking information to better form their credit loss estimates. The ASU also requires enhanced disclosures to help financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. ASU 2016-13 will be effective for the Company on January 1, 2020. Based on financial instruments currently held by the Company, the adoption of ASU 2016-13 will primarily impact its trade receivables, specifically its allowance for doubtful accounts. Due to the historical, current and expected credit quality of its customers, the Company does not expect the adoption of this ASU to have a material impact on the Company’s consolidated financial results, due to the minimal amount of historical write-offs of accounts receivable. The Company currently expects its valuation of credit losses on a forward looking basis to be materially consistent. The Company also expects the adoption of ASU 2016-13 to increase the disclosures associated with its allowance for doubtful accounts on its trade receivables.

F-25

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 as part of the goodwill impairment test. The amount of the impairment charge to be recognized would now be the amount by which the carrying value exceeds the reporting unit’s fair value. The loss to be recognized cannot exceed the amount of goodwill allocated to that reporting unit. The amendments in ASU 2017-04 are effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The Company has elected to early adopt ASU 2017-04 as of January 1, 2018. The Company has applied the guidance related to ASU 2017-04 during its annual impairment test in the fourth quarter of 2018 and 2019. An entity should apply the amendments in this update on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition. That disclosure should be provided in the first annual period and in the interim period within the entity initially adopts the amendments in this update. The Company elected to early adopt this standard in performing their 2019 impairment test.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 simplifies the accounting for nonemployee share-based payment transactions. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The new standard will become effective for the Company beginning January 1, 2019, with early adoption permitted. The Company adopted the standard effective January, 2019 and it did not have a material impact on the consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”). ASU 2018-15 amends ASC 350-40 and aligns the accounting for costs incurred to implement a cloud computing arrangement that is a service contract with the guidance on capitalizing costs associated with developing or obtaining internal-use software. The guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company will adopt ASU 2018-15 effective January 1, 2020. The Company does not believe that the adoption of ASU 2018-15 will have a material impact on its consolidated financial statements.

In August 2018, the FASB issue ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The new standard will become effective for the Company January 1, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes. ASU 2109-12 eliminates certain exceptions to the guidance in Topic 740 related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes, enacted change in tax laws or rates and clarifies the accounting transactions that result in a step-up in the tax basis of goodwill. The guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. The Company is currently in the process of evaluating the effect that ASU 2019-12 will have on its consolidated financial results.

20.	LOSS PER SHARE

The following table sets forth the information needed to compute basic and diluted loss per share:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Net loss	$(712,441)	$(600,735)
Weighted average common shares outstanding	382,233	379,301
Basic net loss per share	$(1.86)	$(1.86)
Diluted net loss per share	$(1.58)	$(1.58)

F-26

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

For the year ended December 31, 2019 certain potential shares of common stock have been excluded from the calculation of diluted income per share because of a net loss, and therefore, the effect on diluted income per share would have been anti-dilutive.

21.	GOING CONCERN

At each reporting period, the Company evaluates whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company’s evaluation entails analyzing prospective operating budgets and forecasts for expectations of the Company’s cash needs and comparing those needs to the current cash and cash equivalent balances. The Company is required to make certain additional disclosures if it concludes substantial doubt exists and it is not alleviated by the Company’s plans or when its plans alleviate substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements have been prepared assuming that we will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should we be unable to continue as a going concern.

As reflected in the year-end financial statements, the Company has a net loss of $724,393, net cash used in operations of $412,196, and working capital deficit of $249,147 for the year ended December 31, 2019. In August 2020 the line of credit balance is due, in October 2020 the Company has a convertible note due, and in January 2021 the Company has a convertible note payable – related party due. In addition, the Company is a start- up in the renewable energy space and has generated limited revenues to date. Consolidated cash on hand as of March 24, 2020 was $144,638.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. As of the date of this filing, our offices remain open in both the U.S. and Australia as our operations service governmental offices and hospitals. We have adjusted certain aspects of our operations to protect our employees and customers while still meeting customers’ needs for our vital services. We will continue to monitor the situation closely and it is possible that we will implement further measures. In light of the uncertainty as to the severity and duration of the pandemic, the impact on our revenues, profitability and financial position is uncertain at this time.

Management has evaluated the significance of these conditions and under these circumstances expects that its current cash resources, operating cash flows and ability to get financing would be sufficient to sustain operations for a period greater than one year from the annual report issuance date. The Company still has access to, and the ability for, financing via issuing convertible notes as the Company has done subsequently in January 2020. The Company has also extended some previous notes terms maturities with related parties and may continue to do so. Our line of credit creditor and convertible note due in 2020 have both expressed a willingness to refinance and/or extend the terms. Due to COVID-19 there has been various tax breaks and loan possibilities that the Company will take advantage of. In addition the operating budgets of each subsidiary project to produce enough cash flow to continue to cover expenses and between January 1, 2020 and March 24, 2020, the Company has sold an aggregate of 3,938 shares of Common Stock to GHS under the Purchase Agreement for working capital and for the aggregate net proceeds of $19,827, therefore, the identified conditions noted above have been alleviated.

22.	SUBSEQUENT EVENTS

On January 3, 2020, the Company entered into an amendment agreement (the “Amendment”) with two of its directors (the “Holders”), to convertible notes issued by the Company to the Holders in January 2018 (the “2018 Notes”). Pursuant to the Amendment, which was effective as of January 2, 2020, the maturity date of the 2018 Notes was amended from January 2, 2020 to February 8, 2021 and the Holders waived any defaults that might have occurred prior to the date of the Amendment.

F-27

Sale of PVBJ

On April 21, 2020, the Company’s Board of Directors authorized its resale of PVBJ pursuant to the following terms (a) the outstanding $221,800 earn-out liability was used as consideration towards the purchase of PVBJ; (b) Paul Benis agreed to apply the remaining salary due to him, as prorated from the Closing Date to the expiration date of the Employment Agreement (January 31, 2021), to the purchase of PVBJ by Benis Holdings LLC as additional consideration thereof and (c) as additional consideration for the purchase of PVBJ by Benis Holdings LLC, PVBJ shall continue to be responsible for the line of credit (see below).

Sale of Pride

On May 18, 2020, the Company executed a Purchase and Sale Agreement between with Turquino providing for our sale of 100% of Pride’s outstanding stock Pride to Turquino in return for Turquino’s assumption of the Hidalgo Notes and the Doyle Notes and the debt obligations and accrued interest related thereto (the “Agreement”). In conjunction therewith, Hidalgo and Doyle assigned the Notes to Turquino, at which time Turquino became responsible for the debt obligations upon the Notes. The Company has no further note obligations to Hidalgo or Doyle, and it reduced its debt by approximately $600,000 or 65% of the corporate debt obligations.

The gain/loss on discontinued operations consists of the following:

Proceeds on sale (earn-out payable exchange)	$214,074
Less: net asset value	(1,383,440)
Loss on disposal of PVBJ	$(1,169,366)

Pride
Proceeds on sale (debt forgiveness)	$500,321
Less net asset value	(120,380)
Gain on disposal of Pride	$379,941

The results of discontinued operations are as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
PVBJ
Revenue
Sales	$2,873,796	$2,440,854
Total revenue	2,873,796	2,440,854

Cost of goods sold
Direct costs	2,152,120	1,824,818
Total cost of goods sold	2,152,120	1,824,818

Selling, general and administrative	665,507	477,978

Net income for period	$56,169	$138,058

F-28

	Year ended December 31, 2019	Year ended December 31, 2018
Pride
Revenue
Sales	$3,943,528	5,065,035
Total revenue	3,943,528	5,065,035

Cost of goods sold
Direct costs	2,702,758	3,676,288
Total cost of goods sold	2,702,758	3,676,288

Selling, general and administrative	1,229,289	1,466,972

Net income (loss) for period	$11,481	$(78,225)

Results from discontinued operations	$67,650	$59,833

The discontinued operations of the balance sheet as of December 31, 2019 are as follows:

	Pride	PVBJ

ASSETS
Current assets
Cash and cash equivalents	$196,705	$55,856
Accounts receivable	449,530	354,129
Prepaid expenses	2,108	9,071
Costs and earnings in excess of billings	26,045	-
Total current assets	674,388	419,056

Property and equipment, net	90,847	387,391
Security deposits and other non-current assets	31,633	-
Deferred tax asset	46,000	-
Customer lists, net	-	63,161
Right of use asset	222,524	-
Goodwill	-	1,373,621

Total assets	$1,065,392	$2,243,229

LIABILITIES

Current liabilities
Accounts payable and accrued expenses	$450,545	$94,104
Billings in excess of costs and earnings	47,098	-
Sales and withholding tax payable	37,199	-
Current operating lease liability	87,897	-
Current equipment notes payable	17,782	9,653
Current line of credit	-	269,746
Current finance lease payable	-	75,743
Income tax payable	41,426	-
Total current liabilities	681,947	449,246

Noncurrent liabilities
Earn-out payable	-	209,199
Lease operating liability	137,071	-
Finance leases	-	307,804
Equipment notes payable	33,227	38,913
Convertible notes payable – related party, net of discounts	473,770	-
Total noncurrent liabilities	644,068	555,916

Total liabilities	1,326,015	1,005,162

F-29

December 31, 2019
Pride current assets	$674,388
PVBJ current assets	419,056
Current assets of discontinued operations	$1,093,444

Pride non-current assets	$391,004
PVBJ non-current assets	1,824,173
Non-current assets of discontinued operations	$2,215,177

December 31, 2019
Pride current liabilities	$681,947
PVBJ current liabilities	449,246
Current liabilities of discontinued operations	$1,131,193

Pride non-current liabilities	$644,068
PVBJ non-current liabilities	555,916
Non-current liabilities of discontinued operations	$1,199,984

The discontinued operations of the balance sheet as of December 31, 2018 are as follows:

	Pride	PVBJ

ASSETS
Current assets
Cash and cash equivalents	$314,694	$19,287
Accounts receivable	697,216	395,190
Prepaid expenses	4,453	-
Costs and earnings in excess of billings	45,478	-
Total current assets	1,061,841	414,477

Property and equipment, net	135,712	358,338
Security deposits and other non-current assets	31,330	-
Deferred tax asset	32,386	-
Customer lists, net	-	83,645
Goodwill	-	1,373,621

Total assets	$1,261,169	$2,230,081

LIABILITIES

Current liabilities
Accounts payable and accrued expenses	$699,558	$214,135
Billings in excess of costs and earnings	45,331	150,000
Sales and withholding tax payable	66,696	-
Current equipment notes payable	17,346	21,645
Current finance lease payable	-	65,265
Total current liabilities	828,931	451,045

Noncurrent liabilities
Earn-out payable	-	190,736
Line of credit	-	28,359
Finance leases	-	280,382
Equipment notes payable	51,264	51,390
Convertible notes payable – related party, net of discounts	-
Total noncurrent liabilities	51,264	550,867

Total liabilities	880,195	1,001,912

December 31, 2018
Pride current assets	$1,061,841
PVBJ current assets	414,477
Current assets of discontinued operations	$1,476,318

Pride non-current assets	$199,428
PVBJ non-current assets	1,815,604
Non-current assets of discontinued operations	$2,015,032

December 31, 2018
Pride current liabilities	$828,931
PVBJ current liabilities	451,045
Current liabilities of discontinued operations	$1,279,976

Pride non-current liabilities	$51,264
PVBJ non-current liabilities	550,867
Non-current liabilities of discontinued operations	$602,131

F-30

H/CELL ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

On January 15, 2020, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund LLC (the “Investor”), an unrelated third party, pursuant to which, the Company sold a $85,250 principal amount convertible note (the “Note”) to the Investor for gross proceeds of $77,500, with an original discount issuance of $7,750 (the “Offering”). The transaction closed on January 16, 2020 upon receipt of the funds from the Investor.

The Note will mature on January 15, 2021 and will bear interest at the rate of 8% per annum, which interest will be payable on the maturity date or any redemption date and may be paid, in certain conditions, through the issuance of common shares, at the discretion of the Company. The Company shall make a monthly principal payment to the Investor of $4,500 on the 15th day of each month, starting February 15, 2020. The Company also has the right, at any time, to repay all or a part of the Note, on at least one prior business days’ notice, in an amount equal to 115% of the principal being repaid, plus any accrued but unpaid interest on the principal amount being repaid.

The Note will be convertible into the Company’s common shares, par value $0.0001 per share (“Common Stock”) at a conversion price of $10.00 per share (the “Fixed Conversion Price”) at the discretion of the holder. At no time will the Investor be entitled to convert any portion of Convertible Note to the extent that after such conversion, the Investor (together with its affiliates) would beneficially own more than 4.99% of our outstanding Common Stock as of such date. The Note contains standard anti-dilution protection.

The Note includes customary event of default provisions and provides for a default interest rate of 15%. Upon the occurrence of an event of default, the Investor may require the Company to redeem all or any portion of the Note (including all accrued and unpaid interest), in cash, at a price equal to the product of (A) the amount to be redeemed multiplied by (B) 125%. In addition, upon an event of default, the conversion price would be the lower of (i) the Fixed Conversion Price or (ii) 75% of the lowest closing price of the Common Stock during the 10 trading days prior to the conversion date.

Between January 1, 2020 and March 24, 2020, the Company has sold an aggregate of 3,938 shares of Common Stock to GHS under the Purchase Agreement for working capital and for the aggregate net proceeds of $19,827.

On February 27, 2020, the Company extended the lease in Kunda Park, Queensland Australia, which started in May 2018 and now expires in April 2027.

On March 10, 2020, the Company signed an amendment to the Thermo Credit lending facility which confirms the line was increased to $400,000.

On September 29, 2020, the Company filed an amendment to and restatement of its Articles of Incorporation with the Secretary of State of the State of Nevada (the “Amendment”). Pursuant to the Amendment, the Company (i) changed its name from H/Cell Energy Corporation to Vision Hydrogen Corporation, (ii) effectuated a one-for-twenty (1:20) reverse split of the issued and outstanding shares of common stock of the Company without changing the par value of the stock, and (iii) increased its authorized shares of common stock from 25,000,000 to 100,000,000.

Effective as of the opening of market trading on October 6, 2020, the Company’s common stock will trade under the symbol HCCCD for 20 business days to designate the Reverse Split, after which, the ticker symbol will change to VIHD.

F-31

H/CELL ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,010	$25,059
Prepaid expenses	4,079	4,079
Current assets held for sale	-	1,093,444
Total current assets	9,089	1,122,582

Security deposits and other non-current assets	300	600
Deferred offering cost	-	130,072
Non-current assets held for sale	-	2,215,177
Total non-current assets	300	2,345,849

Total assets	$9,389	$3,468,431

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$59,186	$157,484
Sales and withholding tax payable	2,388	2,552
Current convertible note payable	-	80,500
Loan payable	20,000	-
Loan payable – related party	179,838
Current liabilities held for sale	-	1,131,193
Total current liabilities	261,412	1,371,729

Noncurrent liabilities
Non-current liabilities held for sale	-	1,199,984
Total noncurrent liabilities	-	1,199,984

Total liabilities	261,412	2,571,713

Commitments and contingencies

Stockholders’ equity
Preferred stock - $0.0001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock - $0.0001 par value; 25,000,000 shares authorized; 397,576 and 386,276 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	40	39
Additional paid-in capital	3,059,845	2,970,419
Accumulated deficit	(3,308,835)	(2,073,740)
Total stockholders’ equity	(248,950)	896,718

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$9,389	$3,468,431

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

H/CELL ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS – OTHER COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019

Revenue
Sales	$-	$-	$-	$-
Total revenue	-	-	-	-

Cost of goods sold
Direct costs	-	-	-	-
Total cost of goods sold	-	-	-	-

Gross profit	-	-	-	-

Operating expenses
General and administrative expenses	61,370	129,416	169,757	276,695
Management fees – related party	10,000	19,500	30,000	39,000
Total operating expenses	71,370	148,916	199,757	315,695

Loss from operations	(71,370)	(148,916)	(199,757)	(315,695)

Other expenses
Interest expense	41,551	10,258	49,913	12,091
Interest expense – related party	4,584	58,060	35,719	94,155
Change in fair value earn-out	-	4,547	4,875	8,943
Total other expenses	46,135	72,865	90,507	115,189

Net loss from continuing operations	$(117,505)	$(221,781)	$(290,264)	$(430,884)

Net income (loss) from discontinued operations (including loss on disposal of 789,425)	(845,803)	112,319	(944,831)	196,396

Net loss	$(963,308)	$(109,462)	$(1,235,095)	$(234,488)

Loss per share (continuing operations)
Basic	$(0.20)	$(0.60)	$(0.80)	$(1.20)
Diluted	$(0.20)	$(0.60)	$(0.80)	$(1.20)
Earnings (loss) per share (discontinued operations)
Basic	$(2.40)	$0.20	$(3.20)	$0.60
Diluted	$(2.40)	$0.20	$(3.20)	$0.60
Weighted average common shares outstanding
Basic	394,105	381,051	390,126	380,365
Diluted	394,105	381,051	390,126	380,365

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

H/CELL ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019

(UNAUDITED)

	Common Stock		Preferred Stock		Additional	Accumulated	Total
	Number of Shares	Amount	Number of shares	Amount	Paid-In Capital	Income (Deficit)	Stockholders’ Equity
Beginning, January 1, 2019	379,302	$38	-	$-	$2,984,196	$(1,361,299)	$1,622,935

Stock-based compensation	-	-	-	-	8,562	-	8,562

Share donation	1,750	-	-	-	23,446	-	23,446

Beneficial conversion feature	-	-	-	-	97,500	-	97,500

Debt extinguishment	-	-	-	-	(216,460)	-	(216,460)

Net loss	-	-	-	-	-	(125,026)	(125,026)

Ending, March 31, 2019	381,052	$38	-	$-	$2,897,244	$(1,486,325)	$1,410,957

Stock-based compensation	-	-	-	-	2,074	-	2,074

Net loss	-	-	-	-	-	(109,462)	(109,462)

Ending, June 30, 2019	381,052	$38	-	$-	$2,899,318	$(1,595,787)	$1,303,569

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

HCELL ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020

(UNAUDITED)

	Common Stock		Preferred Stock		Additional	Accumulated	Total
	Number of Shares	Amount	Number of shares	Amount	Paid-In Capital	Income (Deficit)	Stockholders’ Equity
Beginning, January 1, 2020	386,276	$39	-	-	$2,970,419	$(2,073,740)	$896,718

Stock-based compensation	-	-	-	-	7,993	-	7,993

Equity financing	3,150	-	-	-	19,833	-	19,833

Debt extinguishment	-	-	-	-	39,954	-	39,954

Net loss	-	-	-	-	-	(271,787)	(271,787)

Ending, March 31, 2020	389,426	$39	-	$-	$3,038,199	$(2,345,527)	$692,711

Stock-based compensation	-	-	-	-	-	-	-

Equity financing	3,150	-	-	-	6,186	-	6,186

Share conversion	5,000	1	-	-	15,460	-	15,461

Net loss	-	-	-	-	-	(963,308)	(963,308)

Ending, June 30, 2020	397,576	$40	-	$-	$3,059,845	$(3,308,835)	$(248,950)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

H/CELL ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss from continuing operations	$(290,265)	$(430,884)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50,462	77,777
Stock-based compensation	7,993	10,636
Other assets	129,180	-
Change in fair value contingent consideration	4,875	8,943
Stock issued for services related to equity raise	-	23,450
Change in operating assets and liabilities:
Other long-term asset	-	(30,000)
Prepaid expenses and other costs	(300)	6,000
Accounts payable and accrued expenses	(132,844)	86,520

Net cash (used in) in operating activities – continuing operations	(230,899)	(247,558)
Net cash provided by (used in) operating activities – discontinued operations	128,054	(90,035)
Net cash used in operating activities	(102,845)	(337,593)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash disposed of in disposition of subsidiaries	(322,101)	-

Net cash provided by (used in) investing activities – continuing operations	(322,101)	-
Net cash (used in) investing activities – discontinued operations	(21,031)	(5,022)
Net cash (used in) investing activities	(343,132)	(5,022)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from PPP notes payable	20,000	-
Proceeds from related party debt	179,838	-
Proceeds from issuance of convertible debt	75,000	147,500
Repayment of debt	(90,000)	-
Proceeds from equity financing	26,008	-

Net cash provided by (used in) financing activities – continuing operations	210,846	147,500
Net cash provided by (used in) financing activities – discontinued operations	(22,243)	150,282
Net cash provided by (used in) provided by financing activities	(188,603)	297,782

Net increase (decrease) in cash and cash equivalents	(257,374)	(44,833)

Effect of foreign currency translation on cash	(15,236)	(771)

Cash and cash equivalents - beginning of period	277,620	359,134
Cash and cash equivalents - end of period	$5,010	$313,530

Supplemental disclosure of non-cash investing and financing activities

Beneficial conversion feature	$-	$190,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-36

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

1.	ORGANIZATION AND LINE OF BUSINESS

H/Cell Energy Corporation (the “Company”) was incorporated in the state of Nevada on August 17, 2015 and is based in Dallas, Texas. The Company’s principal operations consist of designing and installing clean energy systems with a focus on hydrogen energy. Effective January 31, 2017, the Company acquired The Pride Group (QLD) Pty Ltd, an Australian company (“Pride”), a provider of security systems integration for customers in the government and commercial sector, and has launched a new clean energy systems division to focus on the Asia-Pacific high growth renewable energy market. On February 1, 2018, the Company acquired PVBJ Inc. (“PVBJ”) Established in 2008, PVBJ is engaged in the business of the design, installation, maintenance, and emergency service of environmental systems both in residential and commercial markets.

The Company has developed a hydrogen energy system for residential and commercial use designed to create electricity (the “System”), which uses renewable energy as its source for hydrogen production. The System functions as a self-sustaining clean energy system using hydrogen and fuel cell technology and can be configured as an off-grid solution for all electricity needs or connected to the grid to generate energy credits. The System’s production of electricity is eco-friendly since it is not produced by the use of fossil fuels and is based upon a green-energy concept that is safe, renewable, self-sustaining, and cost effective.

During the three and six months ended June 2020, the Company took significant steps to transition its hydrogen energy business to focus on hydrogen production on a scaled production plant model. During the period, the Company disposed of its interests in both PVBJ and Pride (See Note 16 ‘Discontinued Operations’) in order to facilitate this transition. As part of the disposition the Company agreed to provide certain post-closing support to both PVBJ and Pride through Q3 2020. On August 12, 2020, pursuant to a Seed Capital Subscription Agreement, we made an equity investment into VoltH2 Holdings AG (“VoltH2”), a Swiss corporation developing scalable green hydrogen production projects primarily in Europe. VoltH2 is currently developing a 25MW green hydrogen production site near Vlissingen, Netherlands. The investment was for a total purchase price $175,000 USD representing a 17.5% equity interest in VoltH2.

Effective June 26, 2020, Charles Benton and Michael Doyle resigned as our Directors. The resignations are not due to any disagreements with the Company its management, or operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and following the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These interim financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or any other interim period or for any other future year. These unaudited condensed financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2019, included in the Company’s 2019 Annual Report on Form 10-K filed with the SEC. As of June 30, 2020 the company no longer consolidates Pride or PVBJ as they have been dissolved and the financials presented are just of H/Cell. Results from pride and PVBJ have been recast in the current period and comparative periods in discontinued operations. The balance sheet as of December 31, 2019 has been derived from audited financial statements at that date but does not include all of the information required by U.S. GAAP for complete financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

F-37

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation specifically as it relates to the reclassification of assets, liabilities, operating results, cash flows and the accumulated comprehensive loss as a result of the Company’s disposition of interests in our PVBJ and Pride subsidiaries.

Accounts Receivable

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At June 30, 2020 and December 31, 2019, there was no allowance for doubtful accounts required.

Goodwill and Finite-Lived Intangible Assets

Goodwill represents the excess of the aggregate of the following (1) consideration transferred, (2) the fair value of any non-controlling interest in the acquiree, and (3) if the business combination is achieved in stages, the acquisition-date fair value of our previously held equity interest in the acquiree over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. Identifiable intangible assets consist primarily of customer lists and relationships, non-compete agreements and technology-based intangibles and other contractual agreements. The Company amortizes finite lived identifiable intangible assets over five years, on a straight-line basis to their estimated residual values and periodically reviews them for impairment. Total goodwill and identifiable intangible assets comprised 0% of the Company’s consolidated total assets at June 30, 2020 and 41% at December 31, 2019.

The Company uses the acquisition method of accounting for all business combinations and does not amortize goodwill. Goodwill is tested for possible impairment annually during the fourth quarter of each fiscal year or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would not need to perform the two-step impairment test for that reporting unit. If the Company cannot support such a conclusion or the Company does not elect to perform the qualitative assessment, then the first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the estimated fair value of the reporting unit exceeds its carrying amount, its goodwill is not impaired, and the second step of the impairment test is not necessary. If the carrying amount of the reporting unit exceeds its estimated fair value, then the second step of the goodwill impairment test must be performed. The second step of the goodwill impairment test compares the implied fair value of the reporting unit goodwill with its carrying amount to measure the amount of impairment, if any. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment is recognized in an amount equal to that excess.

As of June 30, 2020, the Company had no goodwill and has included the write-off of goodwill in the calculation of the loss on disposal of PVBJ. (see Discontinued Operations Note 16).

F-38

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. The Company’s other comprehensive loss is comprised of foreign currency translation adjustments. The balance of accumulated other comprehensive loss is zero at June 30, 2020 due to the disposition of Pride on May 18, 2020.

Currency Translation

The Company translates its foreign subsidiary’s assets and liabilities denominated in foreign currencies into U.S. dollars at current rates of exchange as of the balance sheet date and income and expense items at the average exchange rate for the reporting period. Translation adjustments resulting from exchange rate fluctuations are recorded in accumulated other comprehensive income. The Company records gains and losses from changes in exchange rates on transactions denominated in currencies other than each reporting location’s functional currency in net income (loss) for each period. Items included in the financial statements of each entity in the group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”).

The functional and reporting currency of the Company is the United States Dollar (“U.S. Dollar”). The financial records of Australia based Pride is maintained in the local currency, the Australian Dollar (AUD$), which is also its functional currency.

For the three and six months ended June 30, 2020, the Company recorded other comprehensive loss of $6,769 and $19,869 respectively due to foreign currency translation in the condensed consolidated financial statements. For the three and six months ended June 30, 2019, the Company recorded other comprehensive loss of $4,239 and income of $14,373 respectively from foreign currency translation. The balance of comprehensive loss and accumulated comprehensive loss has been reclassified to discontinued operations at June 30, 2020 due to the disposition of Pride on May 18, 2020.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standard Update (“ASU”) ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”

Under ASU 2014-09 requirements, the Company recognizes revenue from the installation or construction of projects and service or short-term projects over time using the cost-based input method. The Company accounts for a contract when: (i) it has approval and commitment from both parties, (ii) the rights of the parties are identified, (iii) payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable. The Company considers the start of a project to be when the above criteria have been met and the Company either has written authorization from the customer to proceed or an executed contract. A detailed breakdown of the five-step process is as follows:

Identify the Contract with a Customer

The Company used to receive almost all of its contracts from only two sources, referrals, or government bids. In a referral, a client that the Company has an ongoing business relationship with refers the Company to perform services. In a government bid, the Company applies to perform services for public projects. The contracts have a pattern of being stand-alone contracts.

Identify the Performance Obligations in the Contract

The performance obligation of the Company is to perform a contractually agreed upon task for the customer. If the contract is stated to provide only contractual services, then the services are considered the only performance obligation. If the contractual services include design and or engineering in addition to the contract, it is considered a single performance obligation.

F-39

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

Determine the Transaction Price

The nature of the industry involves a number of uncertainties that can affect the current state of the contract. Variable considerations are the estimates made due to a contract modification in the contractual service. Change orders, claims, extras, or back charges are common in contractual services activity as a form of variable consideration. If there is going to be a contract modification, judgment by management will need to be made to determine if the variable consideration is enforceable. The following factors are considered in determining if the variable consideration is enforceable:

1.	The customer’s written approval of the scope of the change order;
2.	Current contract language that indicates clear and enforceable entitlement relating to the change order;
3.	Separate documentation for the change order costs that are identifiable and reasonable; and
4.	The Company’s favorable experience in negotiating change orders, especially as it relates to the specific type of contract and change order being evaluated

Once the Company receives a contract, it generates a budget of projected costs for the contract based on the contract price. If the scope of the contract during the contractual period needs to be modified, the Company typically files a change order. The Company does not continue to perform services until the change modification is agreed upon with documentation by both the Company and the customer. There are few times that claims, extras, or back charges are included in the contract.

Allocate the Transaction Price to the Performance Obligations in the Contract

If there are multiple performance obligations to the contract, the costs must be allocated appropriately and consistently to each performance obligation. In the Company’s experience, usually only one performance obligation is stated per contract. If there are multiple services provided for one customer, the Company has a policy of splitting out the services over multiple contracts.

Recognize Revenue When (or As) the Entity Satisfies a Performance Obligations

The Company uses the total costs incurred on the project relative to the total expected costs to satisfy the performance obligation. The input method involves measuring the resources consumed, labor hours expended, costs incurred, time lapsed, or machine hours used relative to the total expected inputs to the satisfaction of the performance obligation. Costs incurred prior to actual contract (i.e. design, engineering, procurement of material, etc.) should not be recognized as the client does not have control of the good/service provided. When the estimate on a contract indicates a loss or claims against costs incurred reduce the likelihood of recoverability of such costs, the Company records the entire estimated loss in the period the loss becomes known. Project contracts typically provide for a schedule of billings or invoices to the customer based on the Company’s job to date percentage of completion of specific tasks inherent in the fulfillment of its performance obligation(s). The schedules for such billings usually do not precisely match the schedule on which costs are incurred. As a result, contract revenue recognized in the statement of operations can and usually does differ from amounts that can be billed or invoiced to the customer at any point during the contract. Amounts by which cumulative contract revenue recognized on a contract as of a given date exceed cumulative billings and unbilled receivables to the customer under the contract are reflected as a current asset in the Company’s balance sheet under the captions “Costs and estimated earnings in excess of billings” and “Unbilled accounts receivable.” Amounts by which cumulative billings to the customer under a contract as of a given date exceed cumulative contract revenue recognized on the contract are reflected as a current liability in the Company’s balance sheet under the caption “Billings in excess of costs and estimated earnings.”

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank and money market funds as well as other highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents as of June 30, 2020 or December 31, 2019.

F-40

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

Stock-Based Compensation

The Company recognizes expense for its stock-based compensation based on the fair value of the awards at the time they are granted. We estimate the value of stock option awards on the date of grant using the Black-Scholes model. The determination of the fair value of stock-based payment awards on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, expected term, risk-free interest rate, expected dividends and expected forfeiture rates. The impact of forfeitures is recorded in the period in which they occur. Our outstanding awards do not contain market or performance conditions.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company classifies and discloses assets and liabilities carried at fair value in one of the following three categories:

●	Level 1—quoted prices in active markets for identical assets and liabilities;

●	Level 2—observable market-based inputs or unobservable inputs that are corroborated by market data; and

●	Level 3—significant unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

There were no fair value measurements as of June 30, 2020.

Net Income (Loss) Per Common Share

The Company computes basic net income (loss) per share by dividing net income (loss) per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “if converted” method as applicable. The computation of diluted loss per share excludes dilutive securities because their inclusion would be anti-dilutive. Dilutive securities for the periods presented are as follows:

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2018

Options to purchase common stock	0	21,250	0	21,250
Convertible debt	0	55,000	0	55,000
Totals	0	76,250	0	76,250

Please refer to Note 10 for a discussion of the decrease for the three and six months ended June 30, 2020 compared to December 31, 2019.

F-41

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

3.	RELATED PARTY TRANSACTIONS

The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company’s articles of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

There was $10,000 and $19,500 of management fees expensed for the three months ended June 30, 2020 and 2019 to Turquino Equity LLC (Turquino”), a significant shareholder, and $30,000 and $39,000 for each of the six months ended June 30, 2020 and 2019.

On January 2, 2018 and February 8, 2019, the Company and Andrew Hidalgo (“Hidalgo”), completed a Convertible Debenture Agreement whereby Hidalgo, the Company’s Chief Executive Officer, lent us an aggregate of $275,000 (the “Hidalgo Notes”). On January 2, 2018 and February 8, 2019, the Company and Michael Doyle (“Doyle”), the Company’s Director, completed a Convertible Debenture Agreement whereby Doyle lent the Company an aggregate of $275,000 (the “Doyle Notes”).

May 18, 2020 Purchase and Sale Agreement

On May 18, 2020, the Company’s Board of Directors authorized the Company, in accordance to Nevada Statute 78.565, to complete and execute the May 18, 2020 Purchase and Sale Agreement between the Company and Turquino providing for the Company’s sale of 100% of Pride’s outstanding stock Pride to Turquino in return for Turquino’s assumption of the Hidalgo Notes and the Doyle Notes and the debt obligations and accrued interest related thereto (the “Agreement”). In conjunction therewith, Hidalgo and Doyle assigned the Notes to Turquino, at which time Turquino became responsible for the debt obligations upon the Notes. The Company has no further note obligations to Hidalgo or Doyle, and it reduced its debt by approximately $600,000 or 65% of the corporate debt obligations. Pursuant to Nevada Statute Section 78.565, approval of the Agreement only requires the approval of the board of directors and does not require shareholder approval. The Company obtained a valuation of the fair market value of Pride from an independent third party which valued Pride at $425,000 USD. The Agreement provides that the Parties mutually release one another and discharge and release the other party (and their respective current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest), from any and all claims, demands, obligations, or causes of action. Hidalgo, our Chief Executive Officer, and a managing member of Turquino, are related parties in connection with the Exchange Agreement, the Notes, and the Agreement.

On June 19, 2020, the Company entered into a Promissory Note with a director of the Company (the “Lender”), for a principal amount up to $230,332 bearing interest with interest at 6% per annum. The entire principal and interest upon the Promissory Note are due on June 19, 2021. The proceeds from the note was used to pay accrued expenses of the Company.

4.	SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Cash is maintained at an authorized deposit-taking institution (bank) incorporated in both the United States and Australia and is insured by the U.S. Federal Deposit Insurance Corporation and Australian Securities & Investments Commission up to $250,000 and approximately $186,000 USD in total, respectively. As of June 30, 2020 and December 31, 2019, the balance was fully covered under the $250,000 threshold in the United States. In Australia, the balance was $10,563 over at December 31, 2019.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions but does not generally require collateral. There were no accounts receivable as of June 30, 2020. As of December 31, 2019, one of the Company’s accounts receivable was due from one customer at approximately 13%.

5.	MAJOR CUSTOMERS

Due to the sale of Pride and PVBJ the Company had no major customers for the three or six months ended June 30, 2020. There were two unrelated customers with a concentration of 10% or higher 16%, and 15%, for the three months ended June 30, 2019, and three unrelated customers for the six months ended June 30, 2019 at 21%, and two at 11%.

F-42

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

6.	UNCOMPLETED CONTRACTS

Costs, estimated earnings, and billings on uncompleted contracts are summarized as follows at June 30, 2020 and December 31, 2019:

	June 30, 2020	December 31, 2019
Costs incurred on uncompleted contracts	$-	$465,686
Estimated earnings	-	454,132
Costs and estimated earnings earned on uncompleted contracts	-	919,818
Billings to date	-	750,769
Costs and estimated earnings in excess of billings on uncompleted contracts	-	169,049
Costs and earnings in excess of billings on completed contracts	-	(190,102)
	$-	$(21,053)

Costs in excess of billings	$-	$26,045
Billings in excess of cost	-	(47,098)
	$-	$(21,053)

7.	LEASES

Operating Leases

As of June 30, 2020, the Company had no operating leases. As of December 31, 2019 the Company had $87,897 in current operating lease liability and $137,071 in non-current operating lease liability which have been re-classed to discontinued operations on the condensed consolidated balance sheet.

Finance Leases

As of June 30, 2020, the Company had no finance leases. As of December 31, 2019 the Company had $75,743 in current finance leases and $307,804 in non-current finance leases which have been re-classed to discontinued operations on the balance sheet.

8.	CONTRACT BACKLOG

As of June 30, 2020, the Company had no contract backlog. As of December 31, 2019, the Company had a contract backlog approximating $551,850, with anticipated direct costs to completion approximating $454,132.

9.	GOODWILL AND OTHER INTANGIBLES

The Company has no goodwill or other intangibles as of June 30, 2020. As of December 31, 2019, the Company had $1,373,621 in goodwill and $83,645 in other intangibles which has been re-classed to discontinued operations on the balance sheet.

F-43

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

10.	STOCK OPTIONS AWARDS AND GRANTS

A summary of the stock option activity and related information for the 2016 Incentive Stock Option Plan from December 31, 2019 to June 30, 2020 is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	34,925	$6.20	2.40	$216,535
Grants	-	-	-	-
Exercised	-	-	-	-
Canceled	(34,925)	(6.20)	(2.40)	-
Outstanding at June 30, 2020	-	$0.00	-	-
Exercisable at June 30, 2020	-	$0.00	-	-

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on options with an exercise price less than the Company’s weighted average grant date stock price of $7.916 per share, which would have been received by the option holders had those option holders exercised their options as of that date.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value.

The Company accounts for the expected life of options based on the contractual life of options for non-employees. For incentive options granted to employees, the Company accounts for the expected life in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification. The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options. The fair value of stock-based payment awards was estimated using the Black-Scholes pricing model.

As of June 30, 2020, there was no unrecognized compensation expense as all option holders had their options forfeited through the sale of Pride and PVBJ. As of December 31, 2019, there was $32,642 of unrecognized compensation expense.

11.	SEGMENT INFORMATION

The Company’s business was organized into two reportable segments: renewable systems integration revenue and non-renewable systems integration revenue. Due to the sale of both Pride and PVBJ (See Note 16) the Company operates in only one reportable segment. Please refer to Note 16 for further detail and Management’s Discussion and Analysis for further detail.

12.	INCOME TAX

For the three and six months ended June 30, 2020 and 2019, the Company did not record any income tax expense or benefit. No tax benefit has been recorded in relation to the pre-tax income for the three months ended June 30, 2018 and loss for the six months ended June 30, 2018, due to a full valuation allowance to offset any deferred tax asset related to net operating loss carry forwards attributable to the losses.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act. In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision for the three and months ended June 30, 2020.The Company did not have a deferred tax asset as of June 30, 2020.

F-44

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

13.	NOTE PAYABLE

QRIDA Loan

On May 6, 2020, the Company entered into a loan for $160,410 with the Queensland Rural and Industry Development Authority. The interest rate was 2.50% with a term of ten years. Through the disposition of Pride the Company no longer has this loan as a liability on its balance sheet.

2019 Convertible Note Financing

On October 17, 2019, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund LLC (“FirstFire”), an unrelated third party, pursuant to which it issued a $110,000 convertible note (the “2019 Note”) to FirstFire for gross proceeds of $100,000, with an original discount issuance of $10,000. The transaction closed on October 23, 2019 upon receipt of the funds from FirstFire. The Company incurred $5,000 of legal fees for the transaction. Both the legal fees and original issue discount are amortized over the life of the agreement.

On May 18, 2020 FirstFire converted $15,450 of the balance due for 5,000 shares.

2020 Convertible Note Financing

On January 15, 2020, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with FirstFire, pursuant to which the Company issued a $85,250 principal amount convertible note for gross proceeds of $77,500, with an original discount issuance of $7,750. The transaction closed on January 16, 2020. The Company incurred $2,500 of legal fees for this transaction.

On June 18, 2020, the Company and FirstFire entered into a settlement agreement whereby both the 2019 and 2020 notes were cancelled and all remaining amounts due under the above notes were settled for $90,000 The Company has no further obligations with respect to any of the notes under terms of the First Fire Note settlement. The Notes were cancelled, and all remaining contractual obligations there under were extinguished under terms of a Settlement and Release Agreement which resulted in a gain on the income statement of $81,203 for the three and six months ended June 30, 2020.

Paycheck Protection Program Loan

On May 5, 2020, the Company entered into a term note with Comerica Bank, with a principal amount of $20,000 thousand pursuant to the Paycheck Protection Program (“PPP Term Note”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan is evidenced by a promissory note. The PPP Term Note bears interest at a fixed annual rate of 1.00%, with the first six months of interest deferred. Beginning in November 2020, the Company will make 18 equal monthly payments of principal and interest with the final payment due in April 2022. The PPP Term Note may be accelerated upon the occurrence of an event of default.

The PPP Term Note is unsecured and guaranteed by the United States Small Business Administration. The Company may apply to Comerica Bank for forgiveness of the PPP Term Note, with the amount which may be forgiven equal to the sum of payroll costs, covered rent and mortgage obligations, and covered utility payments incurred by the Company during the eight-week period beginning upon receipt of PPP Term Note funds, calculated in accordance with the terms of the CARES Act. At this time, the Company is not in a position to quantify the portion of the PPP Term Note that will be forgiven.

F-45

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

Director Related Party Note

On June 19, 2020, the Company entered into a Promissory Note with a director of the Company (the “Lender”), for the principal amount up to $230,332 bearing interest with interest at 6% per annum. The entire principal and interest upon the Promissory Note are due on June 19, 2021. As of June 30, 2020 $179,838, is due on this note due to advanced funds being received on the note to settle certain liabilities and the note being fully funded subsequent to quarter end. The note incurred interest expense of $416 for the three months ended June 30, 2020.

14.	EQUITY PURCHASE AGREEMENT

On March 12, 2019, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) and a registration rights agreement with an accredited investor (the “Investor”), pursuant to which the Investor has agreed to purchase from the Company up to $450,000 in shares (the “Shares”) of the Company’s common stock, subject to certain limitations and conditions set forth in the Equity Purchase Agreement. Additionally, on March 12, 2019, the Company agreed to donate 1,750 shares of common stock to the manager of the Investor. The Company recorded value of these shares at the market price and is included in general and administrative expenses.

On June 24, 2019, the Company provided written notice to the Investor that the Company elected to terminate the Equity Agreement, effective immediately. No Shares were sold pursuant to the Equity Purchase Agreement. On August 30, 2019, the 1,750 donation shares were returned to the Company and canceled.

On July 9, 2019, we entered into an equity financing agreement with GHS Investments LLC (the “GHS Financing Agreement); in connection therewith, we filed a Form S-1 Registration Statement (the “S-1”) registering up to 700,000 Common Stock Shares, which S-1 was declared effective on July 19, 2019. On May 19, 2020, we filed a Post-Effective Amendment No. 1 on Form S-1 amending the S-1 to deregister all securities registered pursuant to said S-1, which as of the date of such Amendment, 22,513 Common Stock Shares were unissued (the “Post Effective S-1”). The Post Effective S-1 was declared effective on May 21, 2020, at which time the Offering described in the S-1 was terminated, as well as the contractual obligations under the GHS Financing Agreement.

15.	RECENT ACCOUNTING PRONOUNCEMENTS

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 simplifies the accounting for nonemployee share-based payment transactions. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The new standard became effective for the Company beginning January 1, 2019, with early adoption permitted. The Company has adopted this standard and has no impact on its consolidated financial statements and disclosures.

In August 2018, the FASB issue ASU 2018-13, Fair Value Measurement (ASC 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The new standard became effective for the Company January 1, 2020, with early adoption permitted. The Company has adopted this standard and has no impact on its consolidated financial statements and disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

F-46

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

16.	DISCONTINUED OPERATIONS

Sale of PVBJ

On April 21, 2020, the Company’s Board of Directors authorized its resale of PVBJ pursuant to the following terms (a) the outstanding $221,800 earn-out liability was used as consideration towards the purchase of PVBJ; (b) Paul Benis agreed to apply the remaining salary due to him, as prorated from the Closing Date to the expiration date of the Employment Agreement (January 31, 2021), to the purchase of PVBJ by Benis Holdings LLC as additional consideration thereof and (c) as additional consideration for the purchase of PVBJ by Benis Holdings LLC, PVBJ shall continue to be responsible for the line of credit (see below).

Sale of Pride

On May 18, 2020, the Company executed a Purchase and Sale Agreement between with Turquino providing for our sale of 100% of Pride’s outstanding stock Pride to Turquino in return for Turquino’s assumption of the Hidalgo Notes and the Doyle Notes and the debt obligations and accrued interest related thereto (the “Agreement”). In conjunction therewith, Hidalgo and Doyle assigned the Notes to Turquino, at which time Turquino became responsible for the debt obligations upon the Notes. The Company has no further note obligations to Hidalgo or Doyle, and it reduced its debt by approximately $600,000 or 65% of the corporate debt obligations.

The gain/loss on discontinued operations consists of the following:

June 30, 2020
PVBJ
Proceeds on sale (earn-out payable exchange)	$214,074
Less: net asset value	(1,383,440)
Loss on disposal of PVBJ	$(1,169,366)

Pride
Proceeds on sale (debt forgiveness)	$500,321
Less net asset value	(120,380)
Gain on disposal of Pride	$379,941

The results of discontinued operations are as follows:

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
PVBJ
Revenue
Sales	$85,028	$747,071	$722,786	$1,422,025
Total revenue	85,028	747,071	722,786	1,422,025

Cost of goods sold
Direct costs	48,655	534,154	560,328	1,059,884
Total cost of goods sold	$48,655	$534,154	$560,328	$1,059,884

Selling, general and administrative	61,812	125,408	230,807	298,011

Net income (loss) for period	$(25,439)	$79,031	$(68,349)	$64,130

F-47

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

	Three months ended June 30, 2020	Three months ended June 30, 2019	Six months ended June 30, 2020	Six months ended June 30, 2019
Pride
Revenue
Sales	$440,270	$1,180,850	$1,474,460	$2,210,169
Total revenue	440,270	1,180,850	1,474,460	2,210,169

Cost of goods sold
Direct costs	323,514	775,170	1,121,121	1,445,878
Total cost of goods sold	$323,514	$775,170	$1,121,121	$1,445,878

Selling, general and administrative	147,695	372,392	440,396	632,085

Net income (loss) for period	$(30,939)	$33,288	$(87,057)	$132,206

Gain (loss) from discontinued operations:

Results from discontinued operations	$(56,378)	$112,319	$(155,406)	$196,396
Loss on disposal of assets	(789,425)	-	(789,425)	-
Loss from discontinued operations	$(845,803)	$112,319	$(944,831)	$196,396

The discontinued operations of the balance sheet as of December 31, 2019 are as follows:

	Pride	PVBJ

ASSETS
Current assets
Cash and cash equivalents	$196,705	$55,856
Accounts receivable	449,530	354,129
Prepaid expenses	2,108	9,071
Costs and earnings in excess of billings	26,045	-
Total current assets	674,388	419,056

Property and equipment, net	90,847	387,391
Security deposits and other non-current assets	31,633	-
Deferred tax asset	46,000	-
Customer lists, net	-	63,161
Right of use asset	222,524	-
Goodwill	-	1,373,621

Total assets	$1,065,393	$2,243,229

LIABILITIES

Current liabilities
Accounts payable and accrued expenses	$450,545	$94,104
Billings in excess of costs and earnings	47,098	-
Sales and withholding tax payable	37,199	-
Current operating lease liability	87,897	-
Current equipment notes payable	17,782	9,653
Current line of credit	-	269,746
Current finance lease payable	-	75,743
Income tax payable	41,426	-
Total current liabilities	681,947	449,246

Noncurrent liabilities
Earn-out payable	-	209,199
Lease operating liability	137,071	-
Finance leases	-	307,804
Equipment notes payable	33,227	38,913
Convertible notes payable – related party, net of discounts	473,770	-
Total noncurrent liabilities	644,068	555,916

Total liabilities	1,326,015	1,005,162

F-48

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

December 31, 2019
Pride current assets	$674,388
PVBJ current assets	419,056
Current assets of discontinued operations	$1,093,444

Pride non-current assets	$391,004
PVBJ non-current assets	1,824,173
Non-current assets of discontinued operations	$2,215,177

December 31, 2019
Pride current liabilities	$681,947
PVBJ current liabilities	449,246
Current liabilities of discontinued operations	$1,131,193

Pride non-current liabilities	$644,068
PVBJ non-current liabilities	555,916
Non-current liabilities of discontinued operations	$1,199,984

17.	GOING CONCERN

At each reporting period, the Company evaluates whether there are conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company’s evaluation entails analyzing prospective operating budgets and forecasts for expectations of the Company’s cash needs and comparing those needs to the current cash and cash equivalent balances. The Company is required to make certain additional disclosures if it concludes substantial doubt exists and it is not alleviated by the Company’s plans or when its plans alleviate substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should the Company be unable to continue as a going concern.

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19), a global pandemic and recommended containment and mitigation measures worldwide. As of the date of this filing, the Company has sold its office in the U.S.; Australia remains fully operational as the Company’s operations service governmental offices and hospitals. The Company has adjusted certain aspects of the Company’s operations to protect its employees and customers while still meeting customers’ needs for vital services. The Company will continue to monitor the situation closely and it is possible that it will implement further measures. In light of the uncertainty as to the severity and duration of the pandemic, the impact on the Company’s revenues, profitability and financial position is uncertain at this time.

F-49

H/CELL ENERGY CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2020 AND 2019 (UNAUDITED)

As reflected in the quarterly financial statements, the Company has a net loss of $1,235,095 and net operating cash used of $230,899 for the six months ended June 30, 2020. In addition, the Company is a start up in the renewable energy space and has generated limited revenues to date.

Due to the sale of PVBJ and Pride the Company has alleviated liabilities on its balance sheet such as the line of credit due in August 2020, earn out payable, and other notes and finance leases payables relating to vehicles. Management has evaluated the significance of these conditions and under these circumstances expects that its current cash resources, operating cash flows and ability to secure financing (See Note 18 - Subsequent Events) would be sufficient to sustain operations for a period greater than one year from the quarterly report issuance date.

18.	SUBSEQUENT EVENTS

Effective July 17, 2020, a director of the Corporation lent the Company $50,000 at 6% per annum payable on the due date, June 19, 2021 (the “$50,000 Note”). Effective July 22, 2020, an additional loan by the same director was provided to the Corporation for a principal amount of $299,900 at 6% per annum payable on the due date of June 19, 2021 (the $299,900 Note”). The $50,000 Note and the $299,900 Note are related party transactions.

On August 12, 2020, pursuant to a Seed Capital Subscription Agreement, we made an equity investment into VoltH2 Holdings AG (“VoltH2”), a Swiss corporation developing scalable green hydrogen production projects primarily in Europe. VoltH2 is currently developing a 25MW green hydrogen production site near Vlissingen, Netherlands. The investment was for a total purchase price $175,000 USD representing a 17.5% equity interest in VoltH2.

On September 29, 2020, the Company filed an amendment to and restatement of its Articles of Incorporation with the Secretary of State of the State of Nevada (the “Amendment”). Pursuant to the Amendment, the Company (i) changed its name from H/Cell Energy Corporation to Vision Hydrogen Corporation, (ii) effectuated a one-for-twenty (1:20) reverse split of the issued and outstanding shares of common stock of the Company without changing the par value of the stock, and (iii) increased its authorized shares of common stock from 25,000,000 to 100,000,000.

Effective as of the opening of market trading on October 6, 2020, the Company’s common stock will trade under the symbol HCCCD for 20 business days to designate the Reverse Split, after which, the ticker symbol will change to VIHD.

F-50

VISION HYDROGEN CORPORATION

PROSPECTUS

Up to 12,500,000 shares of

Common Stock, par value $0.001 per share

October 23, 2020